SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2010

CHAY ENTERPRISES, INC.

(Exact name of registrant as specified in Charter)

Colorado	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8400 East Crescent Parkway

Suite 600

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, and our plans and objectives for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ from expectations. Moreover, we operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations , and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that may be incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with the financial statements and notes thereto included in this Current Report on Form 8-K. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01	Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on March 2, 2010, we entered into an Agreement and Plan of Merger, or the Merger Agreement, with DMI Life Sciences, Inc., a Delaware corporation, or DMI, and Chay Acquisitions, Inc., a Delaware corporation and our wholly-owned subsidiary we incorporated in February 2010. As called for by the Merger Agreement, at the closing of the transaction, Chay Acquisitions was merged into DMI and DMI, as the Surviving Corporation, became our wholly-owned subsidiary. The closing of the Merger occurred on March 2, 2010. At that time, we issued 15,070,657 shares of our common stock to acquire DMI, which resulted in the stockholders of DMI owning approximately 95.8% of our outstanding common stock after the consummation of the Merger and before taking into account the issuance of 1,325,000 additional shares of our common stock described below. DMI is a development stage company engaged in developing innovative, proprietary pharmaceutical drugs and diagnostic products to identify, treat and prevent a broad range of human diseases including metabolic disorders, cancer, and acute and chronic inflammation diseases.

Under the terms of the Merger Agreement, as a condition precedent to closing, DMI agreed to purchase a total of 263,624 shares of our common stock from our then-principal shareholders, Philip J. Davis and Gary A. Agron, whom we refer to as the Chay Control Shareholders. The shares were purchased from the Chay Control Shareholders for a purchase price of $184,000. The effect of the share purchase was reduce the number of our shares of common stock that were owned by the Chay Control Shareholders following consummation of the Merger. The share purchase took place contemporaneously with the Closing of the Merger.

Also at the Closing, we executed quit claim deeds pursuant to the sale of our entire right, title and interest in 32 residential building lots located in the City of Hot Springs, Fall River County, South Dakota, to the Chay Control Shareholders for consideration of $154,000, the appraised value of the residential building lots. The purchase price was paid through the extinguishment of $100,596 in advances to us that were previously made by the Chay Control Shareholders, property taxes assumed, and the assumption of accounting and other professional fees attributable to our operations prior to the date of the Merger. This transaction was undertaken as DMI is not engaged in the real estate business and has no intent of engaging in that business.

As a further condition to Closing and pursuant to the Merger Agreement, on the Closing date DMI, the Chay Control Shareholders and four executive officers or members of the board of directors of DMI before the Merger, or the Guarantors, entered into a Securities Put and Guarantee Agreement, or the Put Agreement. The Put Agreement provides that if DMI is not successful in obtaining a minimum of $5.0 million in financing , which we refer to as a Qualifying Financing, by a date which is 150 days after the Closing, which we refer to as the Determination Date, the Chay Control Shareholders will have the right to put back to DMI all of the Chay common stock then owned by the Chay Control Shareholders for a put price of $250,000, subject to adjustment. The Put Agreement defines a Qualifying Financing as any sale or sales of equity, debt, convertible or other financial instruments which, individually or collectively, result in DMI obtaining $5.0 million or more in financing or binding contractual commitments for such financing that must be funded not later than 90 days after the Determination Date. Under the Put Agreement, the Guarantors agreed to jointly guarantee the payment of the put price by DMI if the put right becomes exercisable in accordance with its terms. In addition, DMI agreed to place in escrow with an independent bank escrow agent a cash deposit of $125,000 that will be paid to the Chay Control Shareholders in the event the put right becomes exercisable by its terms. If paid to the Chay Control Shareholders in accordance with the escrow agreement, such payment will reduce the amount then owed by the Guarantors to the Chay Control Shareholders.

Immediately prior to the Closing, we accepted subscriptions for an aggregate of 1,325,000 shares of our common stock from six officers and employees of DMI, pursuant to which such persons were issued the 1,325,000 shares of common stock for a purchase price of approximately $150,000. DMI made advances to the six officers and employees in the aggregate amount of $150,000 to facilitate the share purchases by the six purchasers. These shares were issued immediately before the Closing. The purchasers did not, and could not, vote their shares in favor or against the Merger as the shares were issued after both the record date, and the meeting date, of our shareholder meeting at which the Merger was approved.

At the Closing, Philip J. Davis, our sole executive officer and director, resigned his positions after appointing David Bar-Or, Bruce G. Miller, Michael Macaluso, and Donald B. Wingerter, Jr., to our Board of Directors. Messrs. Bar-Or, Miller and Macaluso previously served, and continue to serve, as members of the board of directors of DMI, and Mr. Wingerter served, and continues to serve, as the Chief Executive Officer of DMI. The new members of our board of directors then appointed David Bar-Or, M.D., as Chairman and Chief Scientific Officer; Donald B. Wingerter, Jr., as Chief Executive Officer; and Bruce G. Miller as Chief Financial Officer.

The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the effect of the Merger. The Merger is discussed more fully in Section 2.01 of this Current Report. This brief discussion is qualified by reference to the provisions of the Merger Agreement which is attached to this report as Exhibit 2.1.

Item 2.01	Completion of Acquisition or Disposition of Assets

CLOSING OF THE MERGER

As described in Item 1.01 above, on March 2, 2010, we entered into the Merger Agreement with Chay and its wholly-owned subsidiary, Chay Acquisitions, Inc., and on that date we closed the Merger. On the Closing date and pursuant to the terms of the Merger Agreement, we acquired 100% of the outstanding common stock of DMI as a result of the merger of Chay Acquisitions into DMI, and DMI’s former stockholders were issued an aggregate of 15,070,657 shares, or approximately 95.8% our common stock.

BUSINESS

DESCRIPTION OF BUSINESS

Our previous business was the acquisition of raw land tracts for development and sale to homebuilders or individuals. We owned 32 residential building lots in Fall River Country, South Dakota, which we sold to the Chay Control Shareholders contemporaneously with the Closing of the Merger. As a result, we are no longer engaged in the real estate business and our business is now that of DMI.

At the shareholder meeting held March 1, 2010 at which the Merger was approved, our shareholders also approved resolutions authorizing our reincorporation in the State of Delaware, the amendment and restatement of our certificate of incorporation and bylaws, and a name change to “Ampio Pharmaceuticals, Inc.,” which actions will be undertaken contemporaneously with our receiving a new stock trading symbol from FINRA. On March 3, 2010, we filed with the Colorado Secretary of State a statement of trade name, referred to as a d/b/a, under which we are now conducting business as Ampio Pharmaceuticals, Inc.

BUSINESS DEVELOPMENT OF DMI

Overview

DMI was incorporated in Delaware in December 2008 and did not conduct any business activity until April 16, 2009, at which time DMI purchased certain assigned intellectual property (including 107 patents and patent applications), business products and tangible property from DMI BioSciences, Inc. (“BioSciences”). DMI issued 3,500,000 shares of its common stock to BioSciences, and assumed certain liabilities, as consideration for the assets purchased from BioSciences. At the time of the asset purchase, DMI and BioSciences agreed to a non-compete prohibiting both companies from competing with one another anywhere in the world for a period of three years, and also agreed that DMI will receive a 10% royalty on license revenues received by BioSciences from a drug developed by BioSciences (and as to which BioSciences retained ownership) to treat male sexual dysfunction subject to DMI committing to additional funding.

Company Website and SEC Filings

Our website will be accessible shortly after the filing of this report at www.ampiopharma.com. All of our filings with the Securities and Exchange Commission, or SEC, will be accessible through our website promptly after filing; however, in the event that the website is inaccessible, we will provide paper copies of our most recent annual report on Form 10-K, the most recent quarterly report on Form 10-Q, current reports filed or furnished on Form 8-K and all related amendments, excluding exhibits, free of charge upon request. These filings are also accessible on the SEC’s website at www.sec.gov.

Business

DMI is a development stage company engaged in developing innovative, proprietary pharmaceutical drugs and diagnostic products to identify, treat and prevent a broad range of human diseases including metabolic disorders, cancer, and acute and chronic inflammation diseases.

The Formation of DMI

DMI was formed by Michael Macaluso, one of our directors, in December 2008. Following its formation, DMI did not conduct any business activities until April 16, 2009, at which time it acquired from BioSciences certain assigned intellectual property (including 107 patents and patent applications), business products and tangible property from DMI BioSciences, Inc. (“BioSciences”). DMI issued 3,500,000 shares of its common stock to BioSciences, and assumed certain liabilities, as payment for the assets acquired from BioSciences.

In conjunction with the asset purchase, DMI and BioSciences entered into a number of related agreements. Among these are agreements under which:

•	DMI and BioSciences are prohibited from competing with one another anywhere in the world for a period of three years;

•

DMI will receive a 10% royalty on license revenues received by BioSciences from a drug developed by BioSciences (and as to which BioSciences retained ownership) to treat male sexual dysfunction subject to DMI committing to additional funding;

•

DMI, BioSciences and certain DMI stockholders agreed that DMI would be provided a right of first refusal on any business combination with, or proposed acquisition of, BioSciences, as well as any significant change in ownership of BioSciences, as defined (excluding a sale of retained assets, strategic alliance or corporate partnering transaction);

•	If holders of 50% of the Series A preferred shares approve the sale of DMI to a third party, however structured, BioSciences agreed to approve the proposed sale;

•

If BioSciences sells the DMI stock held by it to a third party before distributing those shares to the Bioscience shareholders, as a result of which (i) a third party would own more than 50% of the DMI stock issued to BioSciences at the time of the asset sale, or (ii) the third party would possess voting control of more than 50% of DMI’s outstanding voting securities (except a transaction the primary purpose of which is to raise capital for BioSciences), then DMI’s shareholders will have a right to sell their DMI common stock pro rata with BioSciences and other selling DMI shareholders at a price per share not less than the fair market value of such shares, as determined by appraisal; and

DMI granted BioSciences and certain other DMI stockholders the right to demand registration of their DMI shares, or to piggyback their shares on a registration statement filed by DMI, under certain circumstances.

Immediately prior to the Merger, the outstanding Series A preferred stock of DMI was converted into DMI common stock, in accordance with DMI’s amended and restated certificate of incorporation. That document called for the automatic conversion of the Series A preferred stock into common stock immediately prior to the merger of DMI with a public traded company in which the holders of the voting securities of the publicly-traded company before the merger hold less than 25% of the total voting power of DMI’s voting securities after the merger. As our common stockholders before the Merger now hold less than 6% of the total outstanding shares after the Merger, the DMI Series A preferred stock was converted automatically into DMI common stock immediately prior to the Merger, and no Series A preferred stock is now issued or outstanding.

Business Model

DMI intends to develop proprietary pharmaceutical drugs and diagnostic products which capitalize on DMI’s intellectual property that includes assigned patents, filed patent applications, and trade secrets and know-how, some of which may be the subject of future patent applications. DMI’s intellectual property is strategically focused on three primary areas: new uses for FDA-approved drugs, referred to as repurposed drugs, new molecular entities, or NMEs, and rapid point-of-care tests for diagnosis, monitoring and screening.

Repurposed Drugs

Drug repurposing is the use of approved drugs to treat new diseases, sometimes referred to as new indications. Drug repurposing, sometimes called drug repositioning, drug re-profiling, therapeutic switching or drug re-tasking, is the discovery of new uses for FDA-approved drugs and making them available to new patient populations after completion of human clinical trials. In contrast to the development of New Molecular Entities (“NME”)NMEs, we believe that repurposing drugs can significantly accelerate development, improve success rates and lower development costs. This belief is based on the fact that repurposed drugs have already passed a significant number of toxicity and other tests reflecting previously collected pharmacokinetic, toxicology and safety data; the drug’s safety is known with respect to existing indications, and the risk of failure for reasons of adverse toxicology are reduced. By contrast, developing a NME can be significantly more costly than developing a repurposed drug, as pharmacokinetic, toxicology and safety data must first be collected in animal studies for a NME.

Repurposing is becoming a primary strategy for many research-based pharmaceutical companies. Examples of some well-known repurposed drugs include Pfizer’s Viagra® (sildenafil) in erectile dysfunction; CollaGenex’ Periostat® in periodontitis; and Oracea® in rosacea (both of which are new uses of the antibiotic doxycycline). Other companies that are engaged in repurposing initiatives include Horizon Therapeutics, which is developing a single-pill combination of ibuprofen and pepcid to reduce gastrointestinal complications that occur when patients take high doses of non-steroidal anti-inflammatory drugs; Orexigen, which is repurposing two fixed-dose combination products for the treatment of obesity; and Somaxon, which is repurposing the antidepressant doxepin for use in insomnia.

DMI-5207 for Diabetic Retinopathy and Inflammatory Ocular Diseases

Our leading drug candidate, DMI-5207, is an approved oral drug being repurposed as a treatment for diabetic retinopathy. Diabetic retinopathy is damage to the retina caused by complications of diabetes mellitus. Diabetic retinopathy is a leading cause of blindness in adults, with almost all type-1 diabetics and more than 60% of type-2 diabetics developing retinopathy. We believe that an effective drug treatment of diabetic retinopathy is a significant unmet medical need.

Although the mechanism of action of DMI-5207 is not fully understood, we have shown that DMI-5207 has multi-targeted, disease-modifying activity that inhibits inflammation, cell proliferation, neovascularization, fibrosis and scarring. We have demonstrated that DMI-5207 reaches the target blood vessels and tissue of the eye.

The market size for diabetic retinopathy and macular edema is difficult to measure but the demographics suggest a very large potential market exists. The American Diabetes Association reports that 20.8 million people in the US have diabetes and another 54 million are pre-diabetic with 20% of type-2 diabetic patients having retinopathy when diagnosed. According to the World Health Organization, approximately 5 million individuals have diabetic retinopathy, accounting for 5 percent of world blindness. Over 360 million people worldwide are projected to have diabetes and its complications by 2030 with almost all patients with type-1 diabetes and more than 60% of patients with type-2 diabetes developing retinopathy.

There is no effective daily drug treatment for diabetic retinopathy other than general measures such as controlling blood sugar, hypertension, and blood lipids, among other factors. Intermittent laser treatments, surgery or intravitreal corticosteroid injections are currently used to address diabetic retinopathy in some developed countries, but these treatments may have limited efficacy and are costly. For these reasons, we believe DMI-5207 represents a significant Phase II stage clinical opportunity.

Having developed over four decades of experience in human use worldwide, we believe DMI-5207 has demonstrated an acceptable safety profile that supports treatment of human neovascular and inflammatory ocular diseases. We anticipate that DMI-5207 can be offered to patients in a variety of formulations, including oral tablets, extended release implants, local injections and topically as eye drops. These formulations can increase bioavailability to the eye, may increase patient compliance and could provide additional barriers to competition.

The Company has filed method of use patent applications for DMI-5207 in a variety of ocular and other indications in the US and internationally and is formulating and executing an appropriate intellectual property rights strategy to protect and expand upon this asset.

We believe DMI-5207 will be eligible for regulatory approval in the U.S. as a §505(b)(2) New Drug Application submission and in the EU under its “hybrid abridged” procedure. DMI-5207 is potentially suitable for Fast Track designation and, if received, FDA 505(b)(2) regulatory approval can provide three years of market exclusivity in the U.S.

We are currently completing preparations for a human clinical trial tentatively titled, “A Randomized, Double-blind, Placebo-Controlled, Parallel Treatment Group, Dose-Ranging, Efficacy and Safety Study of Oral DMI-5027 Capsules in Subjects with Diabetic Macular Edema,” expected to begin in 2010. We intend to prepare for a second clinical trial while examining formulation and manufacturing issues. On completion of the dose-ranging, efficacy and safety study, the Company will be positioned for a larger, pivotal FDA clinical trial to confirm safety and effectiveness. Based on our perception of the high unmet need for a drug such as DMI-5207, the lack of pharmaceutical competition, and the history of the active pharmaceutical ingredient in DMI-5207, we believe that DMI-5207 could potentially be available for marketing in approximately three years.

New Molecular Entities, or NMEs

It has been widely reported that the average cost of developing a NME from discovery to launch is more than $800 million. However, this cost reflects failed research efforts, the estimated value of alternative investments, and is based also on the experience of a sample of large pharmaceutical firms. Our development strategy for NMEs is to obtain laboratory and animal study evidence that a drug is safe and effective enough for human testing through rapid, low-cost preclinical proof-of-concept, or POC. Preclinical POC involves collecting pharmacokinetic, toxicology and safety data in a cost-effective and timely manner.

We believe that drugs derived from naturally-occurring human proteins and peptides or that are analogues of previously approved drugs may have a higher chance of success in development. DMI has three classes of NMEs that have shown biological activity in the laboratory, including drug candidates from two of these classes that have been successfully tested for efficacy in animal models. Of these three classes, two classes are comprised of compounds derived from human serum albumin or other human proteins and the third is comprised of compounds that are derivatives of methylphenidate, a drug approved for treatment of attention-deficit hyperactivity disorder, Postural Orthostatic Tachycardia Syndrome and narcolepsy, most commonly known under the trade name Ritalin.

The two most advanced compounds from these classes of NMEs are DMI-9523 and DMI-4983. DMI-9523, known as aspartate-alanine piperazinedione or diketopiperazine, or DA-DKP, is a synthetic small molecule mimic of a naturally occurring human cyclic dipeptide from the N-terminus human serum albumin. DMI-9523 is one of a class of over 1,000 diketopiperazines on which we have been granted patents or has filed patent applications. We have ascertained internally that DMI-9523, the compound in the class that has been most studied and developed, selectively inhibits human T-cell activation and reduces inflammatory and immune responses. Orally administered DMI-9523 crossed the blood-brain barrier and significantly reduced neurological symptoms with no apparent toxicity in a classic animal model of acute CNS inflammation and chronic immune-mediated CNS disease, relapsing experimental autoimmune encephalomyelitis. DMI-9523 also demonstrated ant-inflammatory and immunomodulary effects in human organ ex vivo models and inhibited activation of antigen-specific (memory) T-cells cloned from human multiple sclerosis brain tissue. In vitro investigations suggest multiple mechanisms of action, including inhibition of transcription factors for cytokines and chemokines, inhibition of the migration and adhesion of T-cells and monocytes, activity at the G-coupled protein receptor level, activity on actin-dependent cytoskeletal events, inhibition of platelet activating factor-induced inflammatory responses, and reduced cytokine production.

DA-DKP has been identified in human blood and spinal fluid and in pharmaceutical preparations of human serum albumin (HSA) administered intravenously to millions of people indicating that DMI-9523 can be expected to have an excellent safety profile and will be suitable for chronic administration. DMI-9523 is soluble, stable, readily manufactured with a low cost of goods, and protected by an issued US composition of matter and use patent (US Patent No. 6,555,543) and additional US and international patent filings.

As an orally available, non-steroidal drug DMI-9523 may be suitable for the treatment of a variety of chronic inflammatory and immune-mediated central nervous system (CNS) diseases, including multiple sclerosis and other neurodegenerative diseases such as Alzheimer’s, Parkinson’s, amyotrophic lateral sclerosis (ALS) and the cerebritis of systemic lupus erythematosus. We believe there is a high unmet medical need for orally available, anti-inflammatory and immunomodulatory drugs that can cross the blood-brain barrier to treat central nervous system diseases.

DMI-4983, or d-DAHK, Asp-Ala-His-Lys-NH2, is a small, synthetic mimic of the high affinity metal binding site of the N-terminus of human serum albumin. DMI has demonstrated that by sequestering copper DMI-4983 inhibits the formation of pro-angiogenic cytokines and chemokines, reduces ROS formation, and inhibits the earliest stages of inflammation initiated by ischemia-reperfusion events. Preclinical in vitro and whole animal in vivo myocardial infarction and stoke model studies have demonstrated that DMI-4983 provides significant preservation of cardiac and cerebral function.

DMI-4983 can be delivered intravenously for acute coronary syndromes, low cardiac output syndrome, or stroke. Acute coronary syndrome, which includes acute myocardial infarction and unstable angina pectoris, is the leading single cause of death in the U.S. According to the American Heart Association and the American College of Cardiology, more than 1.6 million cases of acute coronary syndrome occur each year in the U.S., with more than 500,000 associated annual deaths. DMI-4983 is uniquely positioned to help preserve myocardial contractility during acute coronary syndromes, and also to prevent in-stent restenosis after angioplasty/stent procedures, especially now that drug-eluting stents are considered to be a less attractive treatment option. DMI-4983 crosses the blood-brain barrier and can also help preserve cognitive function after open-heart bypass or valve replacement surgeries as well as during acute strokes.

Emerging evidence indicates that inflammatory responses during acute coronary syndrome are responsible for significant myocardial tissue damage and loss of cardiac function. Accordingly, reducing inflammation is an emerging target for cardiovascular disease. A number of studies have shown that inflammation of blood vessels is one of the major factors that increases the incidence of heart diseases, including atherosclerosis (clogging of the arteries), stroke and myocardial infarction or heart attack. Studies have associated obesity and other components of metabolic syndrome and cardiovascular risk factors with low-grade inflammation.

DMI-4983 is non-toxic in early preclinical safety studies at approximately 100 times an anticipated human dose. We anticipate currently that this class of compounds will have acceptable human safety profiles. DMI-4983 is soluble, stable, easily manufactured, can be administered orally, and is protected by a variety of U.S. and international patent filings. We expect an investigational new drug application can be submitted to the Food and Drug Administration (“FDA”) in 12 to 18 months with access to additional financial resources. We are beginning to explore research and development opportunities with pharmaceutical companies interested in the treatment of acute coronary syndrome, low cardiac output syndrome, or stroke.

In Vitro Diagnostics

Diagnostics serve a key role in the health value chain by influencing the quality of patient care, health outcomes and downstream resource requirements. From consumer-friendly at-home pregnancy and glucose monitoring tests to more complex automated laboratory-based systems, these tests are often first-line health decision tools. While diagnostics comprise less than 5% of hospital costs and about 1.6% of all Medicare costs, their findings are commonly believed to influence as much as 60-70% of health care decision-making. The value of diagnostics accrues not only to clinicians and patients, but to health care managers, third-party payers and quality assurance organizations that use diagnostic performance to measure and improve health care quality.

Our initial diagnostic, D-818, is a rapid, point-of-care blood test device that assesses total oxidative stress by measuring oxidation-reduction potential. This hand-held device is similar to a finger stick glucose meter (glucometer) and has a wide range of medical diagnostic, monitoring and screening uses.

Oxidation-reduction potential is a tightly controlled measurement, much like the vital signs routinely measured in medical practice – temperature, heart rate, respiratory rate, blood pressure and oxygen saturation of blood. Abnormal changes in oxidation-reduction potential are closely associated with poor outcomes in critically ill patients, including heart attack and pneumonia. Rapid results are essential for optimal treatment adjustments in critical care areas such as emergency and intensive care departments. Oxidation-reduction potential results may also help determine which patients are at high risk of early readmission at hospital discharge, especially patients with heart attack, heart failure, stroke, and pneumonia.

Numerous scientific studies confirm the clinical value of measuring oxidative stress. Recently, a large assortment of blood and cell tests have been used in research studies to measure separate biomarkers of oxidative stress, such as lipid peroxidation, protein oxidation and total antioxidants, but currently several of these separate biomarker test results are needed to start to assess total oxidative stress. We believe no practical or efficient method currently exists for measuring these oxidative stress biomarkers in a clinical setting. D-818 provides the first integrated measure of total oxidative stress status for clinical practice. This device is being developed as a battery-powered, hand-held unit for application of a drop of whole blood onto disposable electrode strips to provide a rapid test result.

We believe D-818 can be developed as a single-platform, multi-indication device, meaning it may be used in diverse applications. We have an extensive sample bank of individual patient blood plasma for testing D-818 results in diseases such as heart attack, stroke, brain injury, pneumonia, blood transfusion products and multiple trauma. These samples also have patient diagnosis and medical records for clinical correlation with D-818 results. Potential clinical uses include:

Determining the risk of serious heart disease

Patients with pain or discomfort in the chest due to a heart attack or acute coronary syndrome often have a normal electrocardiogram and heart damage blood tests for hours after the onset of symptoms. Hospital observation, imaging scans, and invasive angiography are frequently required to determine which patients have serious heart disease. D-818 may aid in this determination by providing rapid, point-of-care data measuring a patient’s total oxidative stress and, therefore, aid in the assessment of the risk for serious heart disease. D-818 may also help physicians assess the prognosis of heart patients and gauge response to treatment.

Readmission, determine the risk of early hospital readmission at time of discharge

The rate of unscheduled readmissions is an important quality indicator often associated with medical errors. Early readmissions have significant financial implications for hospitals and most readmission complications are preventable if the risk of readmission is identified and managed at discharge. For example, patients requiring prolonged periods of intensive care and mechanical ventilation or complications of pneumonia are at high risk for hospital readmission. Stroke and heart disease patients have high rates of early readmission due to developing pneumonia at home. D-818 may be useful at planned discharge to measure oxidative stress and identify patients at high risk of readmission, thus helping identify patients needing extended stay care or early disease home management programs. These programs can reduce early readmission rates and often include nurse contact within 24 hours after discharge and frequent home check-ups for proper medication compliance and rehabilitation treatments.

We believe that if its development efforts are successful, D-818 can be the first FDA-approved test to measure total blood oxidative stress in real time for clinical practice. If D-818 proves useful in clinical practice, we expect that the D-818 device may be useful for home monitoring in the same way that glucometers are now used for at-home blood sugar monitoring. The path for obtaining FDA approval of D-818 includes an initial §510(k) clearance followed by strategic premarket approval clinical development in several important medical indications.

We intend to further develop, commercialize and monetize many of our proposed products through co-development and collaboration agreements with strategic, financial and industry partners. We currently have no active co-development or collaboration agreements to which we are party.

Regulation

The preclinical and clinical development, testing, manufacture, safety, efficacy, labeling, storage, distribution, promotion, sale and export, reporting, and record-keeping of our product candidates are subject to extensive regulation. The FDA and corresponding state agencies are primarily responsible for such regulation in the United States, and similar regulatory agencies in foreign countries are responsible for regulation of our product candidates outside the United States. We must provide the FDA and foreign regulatory authorities, if applicable, with clinical data that appropriately demonstrate each product candidate’s safety and efficacy in humans the product candidate can be approved for the targeted indications. We are unable to predict whether regulatory approval will be obtained for any product candidate we are developing or plan to develop. The regulatory review and approval process can take many years, is dependent upon the type, complexity, and novelty of the product, requires the expenditure of substantial resources, involves post-marketing surveillance, and may involve ongoing reporting or monitoring.

We may encounter delays or product candidate rejections based on new governmental regulations, future legislative or administrative actions, or changes in FDA policy or interpretation during the period of product development. Even if we obtain required regulatory approvals, such approvals may later be withdrawn. Delays or failures in obtaining regulatory approvals may:

•	adversely affect the commercialization of any product candidates we develop; and

•	diminish any competitive advantages that such product candidates may have or attain.

Furthermore, if we fail to comply with applicable FDA and other regulatory requirements at any stage during the regulatory process, we may encounter or be subject to:

•	delays in clinical trials or commercialization;

•	refusal by the FDA to review pending applications or supplements to approved applications;

•	product recalls or seizures;

•	suspension of manufacturing;

•	withdrawals of previously approved marketing applications; and

•	fines, civil penalties, and criminal prosecutions.

The ability to market a product outside of the United States is contingent upon receiving a marketing authorization from appropriate regulatory authorities. Foreign regulatory approval processes typically involve risks similar to those associated with obtaining FDA approval and may include additional risks. In addition, the requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from that required for FDA approval. We cannot assure you any of our product candidates will prove to be safe or effective, will receive regulatory approvals, or will be successfully commercialized.

Even if a product candidate receives regulatory approval, the approval is typically limited to specific clinical indications. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown problems with a product may result in restrictions on its use or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us or on our behalf are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Drug manufacturers and their subcontractors are required also to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with current Good Manufacturing Processes, or cGMP. The cGMP impose rigorous procedural and documentation requirements upon us and any manufacturers engaged by us. We cannot be certain that DMI or its present or future contract manufacturers or suppliers will be able to comply with cGMP regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves one or more of our product candidates, we and our contract manufacturers must provide certain updated safety and efficacy information to the FDA and other regulatory agencies. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs (or other post-approval changes) may necessitate additional FDA review and approval. The labeling, advertising, promotion, marketing and distribution of a drug product also must be in compliance with FDA and Federal Trade Commission, or FTC, requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a warning letter directing us to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

The FDA’s policies may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our product candidates. Moreover, increased attention to the containment of health care costs in the United States and in foreign markets could result in new government regulations that could cause an increase in our compliance, manufacturing, or other operating expenses, or decrease our gross margins on any product candidates we commercialize.

Regulatory Approval Process for NMEs

FDA regulations require us to undertake a long and rigorous process before any of our NME product candidates may be marketed or sold in the United States. This regulatory process typically includes the following steps:

•	the performance of satisfactory preclinical laboratory and animal studies under the FDA’s Good Laboratory Practices regulation;

•	the development and demonstration of manufacturing processes which conform to FDA-mandated cGMP;

•	the submission and acceptance of an Investigational New Drug (“IND”) application which must become effective before human clinical trials may begin in the United States;

•	obtaining the approval of Institutional Review Boards (“IRBs”), at each site where we plan to conduct a clinical trial to protect the welfare and rights of human subjects in clinical trials;

•	the successful completion of a series of adequate and well-controlled human clinical trials to establish the safety, purity, potency and efficacy of any product candidate for its intended use; and

•	the submission to, and review and approval by the FDA of a New Drug Application (“NDA”) before any commercial sale or shipment of a product.

This process requires a substantial amount of time and financial resources which we currently do not possess. Even if we obtain financing that can be directed to the NME product candidate approval process, there is not assurance this process will result in the granting of an approval for any of our product candidates on a timely basis, if at all.

Preclinical Testing

Preclinical tests generally include laboratory evaluation of a product candidate, its chemistry, formulation, stability and toxicity, as well as certain animal studies to assess its potential safety and efficacy. Results of these preclinical tests, together with manufacturing information, analytical data and the clinical trial protocol, must be submitted to the FDA as part of an IND, which must become effective before human clinical trials can begin. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the intended conduct of the trials and imposes what is referred to as a clinical hold. Preclinical studies generally take several years to complete, and there is no guarantee that an IND based on those studies will become effective, allowing clinical testing to begin. In addition to FDA review of an IND, each medical site that desires to participate in a proposed clinical trial must have the protocol reviewed and approved by an independent IRB. The IRB considers, among other things, ethical factors, and the selection and safety of human subjects. Clinical trials must be conducted in accordance with the FDA’s Good Clinical Practices requirements.

Clinical Trials

Human clinical trials are typically conducted in three sequential phases:

• Phase 1.

In Phase 1 clinical trials, a product candidate is typically introduced either into healthy human subjects or patients with the medical condition for which the new drug is intended to be used. The main purpose of the trial is to assess a product candidate’s safety and the ability of the human body to tolerate the product candidate. Phase 1 clinical trials generally include less than 50 subjects or patients.

• Phase 2.

During this phase, a product candidate is studied in an exploratory trial or trials in a limited number of patients with the disease or medical condition for which it is intended to be used in order to: (i) further identify any possible adverse side effects and safety risks, (ii) assess the preliminary or potential efficacy of the product candidate for specific target diseases or medical conditions, and (iii) assess dosage tolerance and determine the optimal dose for Phase 3 trial.

• Phase 3.

If and when one or more Phase 2 trials demonstrate that a specific dose or range of doses of a product candidate is likely to be effective and has an acceptable safety profile, one or more Phase 3 trials are generally undertaken to demonstrate clinical efficacy and to further test for safety in an expanded patient population with the goal of evaluating the overall risk-benefit relationship of the product candidate. Phase 3 trials will generally be designed to reach a specific goal or endpoint, the achievement of which is intended to demonstrate the candidate product’s clinical efficacy. The successful demonstration of clinical efficacy and safety in one or more Phase 3 trials is typically a prerequisite to the filing of a NDA for a product candidate.

We cannot be certain that we will successfully complete the Phase 1, Phase 2, or Phase 3 testing of its product candidates within any specific time period, if at all. Furthermore, The FDA or an IRB may suspend or terminate a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

Post-Approval Regulation

Even if a product candidate receives regulatory approval, the approval is typically limited to specific clinical indications. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown problems with a product may result in restrictions on its use or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Further, drug manufacturers and their subcontractors are required to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with cGMP, which impose rigorous procedural and documentation requirements upon DMI and its contract manufacturers. We cannot be certain that we or our present or future contract manufacturers or suppliers will be able to comply with cGMP regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves one or more of our product candidates, we and our contract manufacturers must provide certain updated safety and efficacy information. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs or other post-approval changes may necessitate additional FDA review and approval. The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and Federal Trade Commission (“FTC”) requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a warning letter directing us to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

The FDA’s policies may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our product candidates. Moreover, increased attention to the containment of health care costs in the United States and in foreign markets could result in new government regulations that could have a material adverse effect on our business. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Fast Track Status and Orphan Drug

The FDA has developed “Fast Track” policies, which provide the potential for expedited review of a NDA. However, there is no assurance that the FDA will, in fact, accelerate the review process for a Fast Track product candidate if we submit a product for that review. Fast Track status is provided only for those new and novel therapies that are intended to treat persons with life-threatening and severely debilitating diseases where there is a defined unmet medical need, especially where no satisfactory alternative therapy exists or the new therapy is significantly superior to alternative therapies. During the development of product candidates that qualify for this status, the FDA may expedite consultations and reviews of these experimental therapies. An accelerated approval process is potentially available to product candidates that qualify for this status and the FDA may expedite consultations and review of these experimental therapies. Further, an accelerated approval process is potentially available for product candidates that have been studied for their safety and effectiveness in treating serious or life-threatening illnesses.

The FDA can base approval of a marketing application for a Fast Track product on an effect on a clinical endpoint, or on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may condition the approval of an application for certain Fast Track products to additional post-approval studies to validate the surrogate endpoint or confirm the effect on the clinical endpoint. Fast Track status also provides the potential for a product candidate to have a “Priority Review.” A Priority Review allows for portions of the NDA to be submitted to the FDA for review prior to the completion of the entire application, which could result in a reduction in the length of time it would otherwise take the FDA to complete its review of the NDA. Fast Track status may be revoked by the FDA at any time if the clinical results of a trial fail to continue to support the assertion that the respective product candidate has the potential to address and unmet medical need.

The FDA may grant Orphan Drug status to drugs intended to treat a “rare disease or condition,” which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. If and when the FDA grants Orphan Drug status, the generic name and trade name of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Aside from guidance concerning the non-clinical laboratory studies and clinical investigations necessary for approval of the NDA, Orphan Drug status does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The FDA may grant Orphan Drug status to multiple competing product candidates targeting the same indications. A product that has been designated as an Orphan Drug that subsequently receives the first FDA approval is entitled to Orphan Drug exclusivity. This exclusivity means the FDA may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for seven yeas from the date of the initial FDA approval. Orphan Drug approval may also provide certain tax benefits to the company that receives the first FDA approval. Finally, the FDA may fund the development of orphan products through its grants program for clinical studies.

Foreign Regulatory Approval

Outside of the United States, our ability to market DMI’s product candidates will be contingent also upon our receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those we will encounter in the FDA approval process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from that required for FDA approval.

Europe

Under European Union regulatory systems, marketing authorizations may be submitted either under a centralized or decentralized procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval. The mutual recognition process results in separate national marketing authorizations in the reference member state and each concerned member state. We will seek to choose the appropriate route of European regulatory filing in an attempt to accomplish the most rapid regulatory approvals for our product candidates when ready for review. However, the chosen regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. In addition, these approvals, if obtained, may take longer than anticipated. We can provide no assurance that any of our product candidates will prove to be safe or effective, will receive required regulatory approvals, or will be successfully commercialized.

Intellectual Property

As of March 1, 2010, we owned or are the exclusive licensee under 14 granted patents, 123 filed patent applications, and 36 provisional patent filings. We also maintain trade secrets and proprietary know-how that we seek to protect through confidentiality and nondisclosure agreements. We expect to seek United States and foreign patent protection for drug and diagnostic products we discover, as well as therapeutic and diagnostic products and processes. We expect also to seek patent protection or rely upon trade secret rights to protect certain other technologies which may be used to discover and characterize drugs and diagnostic components, and which may be used to develop novel therapeutic and diagnostic products and processes. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information. If we do not adequately protect our trade secrets and proprietary know-how, our competitive position and business prospects could be materially harmed.

The patent positions of companies such as ours involve complex legal and factual questions and, therefore, their enforceability cannot be predicted with any certainty. Our issued and licensed patents, and those that may be issued to us in the future, may be challenged, invalidated or circumvented, and the rights granted under the patents or licenses may not provide us with meaningful protection or competitive advantages. Our competitors may independently develop similar technologies or duplicate any technology developed by us, which could offset any advantages we might otherwise realize from our intellectual property. Furthermore, even if our product candidates receive regulatory approval, the time required for development, testing, and regulatory review could mean that protection afforded us by our patents may only remain in effect for a short period after commercialization. The expiration of patents or license rights we hold could adversely affect our ability to successfully commercialize our pharmaceutical drugs or diagnostics, thus harming our operating results and financial position.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that such rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. If we must litigate to protect our intellectual property from infringement, we may incur substantial costs and our officers may be forced to devote significant time to litigation-related matters. The laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

Our pending patent applications, or those we may file or license from third parties in the future, may not result in patents being issued. Until a patent is issued, the claims covered by the patent may be narrowed or removed entirely, thus depriving us of adequate protection. As a result, we may face unanticipated competition, or conclude that without patent rights the risk of bringing product candidates to market exceeds the returns we are likely to obtain. We are generally aware of the scientific research being conducted in the areas in which we focus our research and development efforts, but patent applications filed by others are maintained in secrecy for at least 18 months and, in some cases in the United States, until the patent is issued. The publication of discoveries in scientific literature often occurs substantially later than the date on which the underlying discoveries were made. As a result, it is possible that patent applications for products similar to our drug or diagnostic candidates may have already been filed by others without our knowledge.

The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights, and it is possible that our development of product candidates could be challenged by other pharmaceutical or biotechnology companies. If we become involved in litigation concerning the enforceability, scope and validity of the proprietary rights of others, we may incur significant litigation or licensing expenses, be prevented from further developing or commercializing a product candidate, be required to seek licenses that may not be available from third parties on commercially acceptable terms, if at all, or subject us to compensatory or punitive damage awards. Any of these consequences could materially harm our business.

Competition

The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change as researchers learn more about diseases and develop new technologies and treatments. Significant competitive factors in our industry include product efficacy and safety; quality and breadth of an organization’s technology; skill of an organization’s employees and its ability to recruit and retain key employees; timing and scope of regulatory approvals; government reimbursement rates for, and the average selling price of, products; the availability of raw materials and qualified manufacturing capacity; manufacturing costs; intellectual property and patent rights and their protection; and sales and marketing capabilities.

There are many companies that are researching and developing ophthalmology products, and the competition among developed ophthalmology products is intense. Even if we develop a product candidate that receives regulatory approvals, it is likely that other companies in the ophthalmology industry could develop, purchase or license products that may address the same clinical indications. We cannot assure you that any ophthalmology product we succeed in developing will be clinically superior or scientifically preferable to products developed or introduced by our competitors.

Many of our actual and potential competitors have substantially longer operating histories and possess greater name recognition, product portfolios and significantly greater financial, research, and marketing resources than us. Among our smaller competitors, many of these companies have established co-development and collaboration relationships with larger pharmaceutical and biotechnology firms, which may make it more difficult for us to attract a strategic partner. Our current and potential competitors include major multinational pharmaceutical companies, biotechnology firms, universities and research institutions. Some of these companies and institutions, either alone or together with their collaborators, have substantially greater financial resources and larger research and development staffs than do we. In addition, many of these competitors, either alone or together with their collaborators, have significantly greater experience than us in discovering, developing, manufacturing, and marketing pharmaceutical products and diagnostics. If one of our competitors realizes a significant advance in pharmaceutical drugs or diagnostics that address one or more of the diseases targeted by our product candidates, our products or diagnostics could be rendered uncompetitive or obsolete.

Our competitors may also succeed in obtaining FDA or other regulatory approvals for their product candidates more rapidly than we are able to do, which could place us at a significant competitive disadvantage or deny us marketing exclusivity rights. Market acceptance of our product or diagnostic candidates will depend on a number of factors, including:

•	potential advantages over existing or alternative therapies or tests;

•	the actual or perceived safety of similar classes of products;

•	the effectiveness of sales, marketing, and distribution capabilities; and

•	the scope of any approval provided by the FDA or foreign regulatory authorities.

Although we believe our product candidates possess attractive attributes, we cannot assure you that our product candidates will achieve regulatory or market acceptance, or that we will be able to compete effectively in the pharmaceutical drug or diagnostic markets. If our product candidates fail to gain regulatory approvals and acceptance in their intended markets, we may not generate meaningful revenues or achieve profitability.

Research and Development

Our strategy is to minimize fixed overhead by outsourcing much of our research and development activities. Through a sponsored research agreement, our discovery activities are conducted by Trauma Research LLC, or TRLLC, a limited liability company owned by Dr. David Bar-Or. Under the research agreement, TRLLC conducts drug and biomarker discovery and development programs at its research facilities, and we provide funding and some scientific personnel. Intellectual property from discovery programs conducted by TRLLC belongs to us, and we are solely responsible for protecting that intellectual property. While we have the right to generally request development work under the research agreement, TRLLC directs such work and is responsible for how the work is performed.

Compliance with Environmental Laws

We believe we are in compliance with current material environmental protection requirements that apply to us or our business. Costs attributable to environmental compliance are not currently material.

Product Liability and Insurance

The development, manufacture and sale of pharmaceutical products involve inherent risks of adverse side effects or reactions that can cause bodily injury or even death. Product candidates we succeed in commercializing could adversely affect consumers even after obtaining regulatory approval and, if so, we could be required to withdraw a product from the market or be subject to administrative or other proceedings. As we are not now manufacturing, marketing or distributing pharmaceutical products or diagnostics, we have elected not to obtain product liability insurance at the current time. We expect to obtain clinical trial liability coverage for human clinical trials, and appropriate product liability insurance coverage for products we manufacture and sell for human consumption. The amount, nature and pricing of such insurance coverage will likely vary due to a number of factors such as the product candidate’s clinical profile, efficacy and safety record, and other characteristics. We may not be able to obtain sufficient insurance coverage to address our exposure to product recall or liability actions, or the cost of that coverage may be such that we will be limited in the types or amount of coverage we can obtain. Any uninsured loss we suffer could materially and adversely affect our business and financial position.

Facilities

We maintain our headquarters in leased space in Greenwood Village, Colorado., for a monthly rental of $2,400. The lease expires in April 2010. We anticipate that the lease can be renewed for an additional term of 12 months on terms similar to those now in effect.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings in which we will become involved. In 2005 and 2006, Isolagen, Inc. and certain of its current and former officers and directors were named as defendants in various class action suits that were later consolidated into a multi-district class action. The suit included purported claims for misrepresentations or omissions of material fact, violations of the registration provisions of the Securities Act of 1933, and violations of the Securities Exchange Act. Michael Macaluso, one of our directors, served as president and/or chief executive officer of Isolagen until September 2004, and as a director until May 2005, and was named as one of the defendants in this action. In September 2008, the suit was settled and a stipulation for dismissal was filed. Mr. Macaluso was not required to make any contribution to the settlement and obtained a full release as a condition of settlement.

Employees

As of the Closing Date, we had six full-time employees and utilized the services of a number of consultants on a part-time basis. Overall, we have not experienced any work stoppage and do not anticipate any work stoppage in the foreseeable future. Management believes that relations with our employees are good.

Corporate Information

Our principal executive offices are located at 8400 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 USA, and our phone number is (303) 418-1000.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We are a development stage entity that has generated operating losses since inception, and if we are unable to generate significant revenues and achieve profitability in the future, you may lose your entire investment.

We are a development stage company and have generated no revenues since our inception in December 2009. The assets we acquired in April 2009 from BioSciences generated a total of $103,750 in revenues in the year ended September 30, 2008 and the period from September 30, 2008 through April 15, 2009. We have generated operating losses since inception, and in the year ended December 31, 2009, we generated a net loss of $1,511,828. Our accumulated deficit at December 31, 2009 was $(1,764,923). We anticipate that we will continue to generate losses for the foreseeable future and that we will require substantial additional capital during 2010 and 2011 in order to fund our operations and implement our business plan. The amount of capital we require could change depending on our success in securing co-development or collaboration agreements, but we currently have no such agreements. If we are unable to implement our business strategy and realize revenues from our product candidates, we will continue to generate losses and you may lose your entire investment.

We depend on the services of our Chief Scientific Officer, David Bar-Or, M.D., and several of our key employees for researching and developing pharmaceutical drugs and diagnostics, and the loss of the services of any of these employees may adversely impact our ability to develop and commercialize our product candidates.

Dr. David Bar-Or is our Chief Scientific Officer and also is the chief executive of Trauma Research LLC, the firm to which we outsource much of our research and development activities. It would be extremely difficult, if not impossible, to replace Dr. Bar-Or if his services became unavailable to us for any reason. DMI has an employment agreement with Dr. Bar-Or, and we anticipate entering into employment agreements with Dr. Bar-Or and our other key employees now that the Merger has closed. Even if we have employment agreements with Dr. Bar-Or and other key employees, those agreements do not guarantee that these persons will remain with us in the future. We do not have key-man life insurance on Dr. Bar-Or, or key person insurance on our other key employees, although we intend in the future to obtain key-man insurance on Dr. Bar-Or, depending on its cost and availability. We also depend in particular on the services of Dr. Vaughan Clift, our director of product development, Dr. James Winkler, our director of medical affairs, Raphael Bar-Or, our chief technology officer, and Wannell M. Crook, Esq., our director of intellectual property. If we lose the services of any of these employees or our other executive officers or directors, we may be hindered in developing or commercializing our product candidates or may experience delays while recruiting other qualified personnel.

We will need additional capital and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our liquidity and financial position.

Our research into pharmaceutical drugs and diagnostics, our development of our product candidate, and our intended commercialization of our existing and any future product candidates will require us to raise additional capital. While we intend to limit our capital requirements by continuing to outsource much of our development work and by entering into co-development and collaboration agreements with larger strategic partners, we are not currently party to any such agreements and may not be successful in obtaining such agreements. Even if we secure such agreements, we will require additional capital to fund our on-going operating and commercialization activities, in addition to development activities for other product candidates. We will likely be required to raise capital through the sale of equity or convertible instruments, as we do not have assets which will qualify as collateral for conventional debt financing.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including, but not limited to:

•	the progress and results of development of, and clinical trials for, our product candidates;

•	our ability to navigate the regulatory approval process in the U.S. and other countries and, ultimately, our success in obtaining regulatory approvals for our product candidates;

•	our future results of operations and the level of our research, development and other expenses;

•	the conditions in the capital markets generally, and the ability of pharmaceutical firms to raise capital in particular;

•	developments affecting products that may compete with our product candidates; and

•	the actual and perceived effectiveness of our intellectual property protections.

Our business depends on our ability to protect our intellectual property effectively. Our inability to protect our intellectual property could harm the development or commercialization of our product candidates and adversely affect our business.

We believe our patents and other intellectual property that we own and license are critical to our success. We also claim proprietary rights in various unpatented technologies, consisting of know-how and trade secrets relating to our product candidates and development processes. Our ability to implement our business plan depends in substantial part on our patents, unpatented technologies, and other intellectual property. If our existing patents or patents granted in respect of our patent applications fail to protect our proprietary rights, or if any third party misappropriates or infringes on our intellectual property, any advantage those proprietary rights provide may be negated and the value of our product candidates may be harmed, which could have a material adverse effect upon our business and might prevent us from successfully commercializing our product candidates. To the extent we have obtained patents, or filed patents pending in foreign jurisdictions which are granted subsequently, the protection available in such jurisdictions may not be as extensive as the protection available in the United States.

Monitoring infringement of intellectual property rights is difficult and we cannot be certain that any precautions we take will prevent the unauthorized use of our intellectual property and know-how, particularly in countries where we do not have patents or where the laws of such countries may not protect our proprietary rights as adequately as the laws of the United States or at all. Pursuing legal remedies against persons infringing on our patents or otherwise improperly using our proprietary information is a costly and time-consuming process that would divert management’s attention and other resources from the conduct of our business, which could cause delays and other problems with the development or commercialization of our product candidates.

If we are unable for any reason to adequately protect our intellectual property rights, our business, results of operations, financial condition and prospects could be materially and adversely affected.

If we are found to have violated the intellectual property rights of others, we could be required to reformulate our products, pay significant damages, or enter into license agreements with third parties that may increase our operating expenses.

The pharmaceutical and biotechnology industries are characterized by a large number of patents and trade secrets and by frequent litigation based on allegations of infringement or other violation of intellectual property rights. As we continue the development of our product candidates and associated commercialization efforts, third parties may assert that our drugs or diagnostics violate their intellectual property rights. Although we have no knowledge of actual infringement, we cannot assure investors that we are not in infringement of third party patents or patents pending, which are often entitled to remain secret during some or all of the time that a patent is pending. Any claim, regardless of its merits, could be expensive and time consuming to defend against, and would divert the attention of our technical and management teams. Successful intellectual property claims against us could result in significant financial liability or prevent us from marketing one or more of our pharmaceutical products. In addition, resolution of claims may require us to reformulate a product candidate, to cease marketing of a product, or to obtain licenses to use intellectual property belonging to third parties, which we may not be able to obtain on reasonable terms, if at all. Any of these events could materially harm our business, financial condition and results of operations.

Our research and development efforts may not succeed in developing commercially successful products.

Like other pharmaceutical companies, in order to be competitive we must obtain regulatory approval for our product candidates and commercialize those product candidates. To accomplish this, we will commit substantial effort, funds and other resources to research and development, principally through our sponsored research agreement with TRLLC. There is a high rate of failure inherent in the research to develop new drugs to treat diseases. As a result, there is a high risk that funds invested by us in research will not generate financial returns. This risk profile is compounded by the fact that this research has a long investment cycle. To bring a pharmaceutical compound from the discovery phase to market may take a decade or more and failure can occur at any point in the process, including later in the process after significant funds have been invested. Each phase of testing is highly regulated, and during each phase there is a substantial risk that we will encounter serious obstacles or will not achieve our goals and, accordingly, be required to abandon a product in which we have invested substantial amounts of time and resources. Some of the risks encountered in the research and development process include the following: pre-clinical testing of a new compound may yield disappointing results; clinical trials of a new drug may not be successful; a new drug may not be effective or may have harmful side effects; a new drug may not be approved by the FDA for its intended use; it may not be possible to obtain a patent for a new drug; or sales of a new product may be disappointing.

We cannot state with certainty when or whether any of our product candidates now under development will be approved or launched; whether we will be able to develop or license drugs or diagnostics; whether any products, once launched, will be commercially successful; or whether launched products will be displaced by competing products or therapies. Failure to achieve success in our development efforts in the short term or long term will have a material adverse effect on our business, results of operations, financial position, and prospects.

Our product candidates cannot be marketed unless we obtain and maintains regulatory approvals.

Our research, preclinical testing, clinical trials and manufacturing and marketing activities are subject to extensive regulation by numerous federal, state and local governmental authorities in the United States, including the FDA, and by foreign regulatory authorities, including the EC. In the United States, the FDA is of particular importance, as it administers requirements covering the testing, approval, safety, effectiveness, manufacturing, labeling and marketing of prescription pharmaceuticals. In many cases, FDA requirements increase the amount of time and money necessary to develop new products and bring them to market in the United States. Regulation outside the United States also is primarily focused on drug safety and effectiveness and, in some cases, cost reduction. The FDA and foreign regulatory authorities have substantial discretion to require additional testing, to delay or withhold registration and marketing approval and to mandate product withdrawals.

Even if we are successful in developing our product candidates, we will not be able to market any products unless and until we obtain all required regulatory approvals in each jurisdiction where we propose to market the new products. Once obtained, we must maintain approval as long as we plan to market our products in each jurisdiction where approval is required. Our failure to obtain approval, significant delays in the approval process, or our failure to maintain approval in any jurisdiction will prevent us from selling any new product in that jurisdiction until approval is obtained, if ever. We will not be able to generate revenues for any new products in any jurisdiction where we do not obtain regulatory approval.

We will be dependent on third-party manufacturers to produce our pharmaceutical drugs and diagnostics, and our inability to obtain qualified manufacturing sources or the inability of a manufacturer to fulfill our orders or to maintain the quality of our product candidates could adversely affect our ability to commercialize our products or result in product recalls.

We do not own or operate any manufacturing facilities and will depend on third parties for the manufacture of any of our product candidates for which we secure regulatory approvals. Even if we identify potential manufacturers from which we can secure drugs or diagnostics for which we have regulatory approval, we may not be able to obtain sufficient quantities of our products when needed, or the products’ manufacturing costs may adversely impact the pricing of our products in the market. If a manufacturer with which we contract was unable or unwilling to produce our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new manufacturers. Any shift in manufacturing sources could delay product deliveries or availability. Only a limited number of manufacturers may have the ability to produce a high volume of our pharmaceutical drugs and diagnostics, and it could take a significant period of time to qualify and contract alternative manufacturing sources. In addition, we may encounter difficulties or be unable to negotiate satisfactory pricing or other terms with new manufacturing sources. There can be no assurance that we would be able to identify and qualify new manufacturers in a timely manner or that such manufacturers could allocate sufficient capacity in order to meet our requirements, which could adversely affect our ability to make timely deliveries of product.

Any manufacturers we engage will be required to adhere to strict FDA and other regulatory mandates applicable to the production of pharmaceutical drugs and diagnostics, including quality, safety and efficacy requirements. In addition, manufacturers of pharmaceutical drugs and diagnostics are required to comply with all federal, state and local laws with respect to products designed for human consumption or use. There can be no assurance that any manufacturers with which we contract will produce products that are consistent with our standards or in compliance with applicable laws. The failure of any manufacturer to produce products that conform to our standards and in conformance with regulatory requirements could materially and adversely affect our reputation in the marketplace and result in product recalls, product liability claims and severe economic losses.

Although our sponsored research relationship with Trauma Research LLC is an important component of our future operations, there can be no assurance this relationship will continue indefinitely.

We currently maintain a sponsored research agreement with Trauma Research LLC, or TRLLC, an entity owned by Dr. Bar-Or. Under the research agreement, TRLLC conducts research and development activities on our behalf using facilities provided by TRLLC. Although we believe our relationship with TRLLC will continue into the foreseeable future, we cannot assure you that this will be the case. The sponsored research agreement can be terminated by us or TRLLC on relatively short notice for cause, including any non-payment by us of monthly development costs. If the research agreement is terminated by either party for any reason, it would have a material adverse effect on our business and operations.

Adverse publicity or consumer concern regarding the safety and efficacy of any products we commercialize, or for pharmaceutical drugs or diagnostics marketed by others that are designed to treat or diagnose diseases also targeted by our products, may diminish the success of our commercialization efforts, if any.

We will be highly dependent upon consumers’ perception of the safety, quality and efficacy of our pharmaceutical drugs and diagnostics for which we obtain regulatory approvals, if any. As a result, substantial negative publicity concerning one or more of our commercialized products or similar drugs or diagnostics developed by others could lead to a loss of consumer confidence in our products, removal of our products from retailers’ shelves, or reduced sales and prices of our products. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

If we conduct operations in a market segment that suffers a loss in consumer confidence as to the safety and efficacy of pharmaceutical drugs, our business could be adversely affected. The pharmaceutical industry has recently been subject to negative publicity concerning unexpected or unexplained side effects that may be attributable to market-approved pharmaceuticals. Developments in any of these areas including, but not limited to, a negative perception about our pharmaceutical drugs, could harm our sales and operating results, perhaps significantly.

We may be subject to significant liability should the consumption of any of drugs developed and marketed by us cause injury, illness or death, or should any diagnostics we develop and market prove ineffective. Regardless of whether such claims against us are valid, they may be expensive to defend and may generate negative publicity, both of which could adversely, significantly affect our operating results.

The sale of pharmaceutical products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by third parties, product contamination or spoilage, and unexpected side effects and adverse reactions. If the consumption of our commercialized products, if any, causes or is alleged to have caused an illness or death in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could adversely affect our reputation with potential customers, our corporate image, and our operating results. Moreover, claims or liabilities of this nature might not be covered by insurance or by any contractual rights of indemnity or contribution that we may secure from manufacturers of our products. We currently maintain no product liability insurance coverage. Although we intend to secure such coverage in amounts we believe to be adequate at the time we introduce any products we commercialize, we cannot be sure that claims or liabilities will be asserted for which adequate insurance will be available or that such claims or liabilities will not exceed the amount of insurance coverage we intend to obtain or any contractual indemnity rights from any manufacturer with which we contract. Furthermore, the cost of insurance coverage may inhibit our ability to obtain meaningful coverage, thus exposing us to greater financial risk if a claim is asserted that exceeds available coverage. Even if we have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our business, results of operations, liquidity, financial condition and brand image.

Our pharmaceutical products may also experience product tampering, contamination or spoilage, or be mislabeled or otherwise damaged. Under certain circumstances a product recall could be initiated, leading to a material adverse effect on our reputation, operations and operating results. Even if a product recall is not mandated, we may as a practical matter be required to recall a product to avoid seizures or civil or criminal litigation. Even if such a situation does not necessitate a recall, product liability claims could be asserted against us. A products liability judgment or a product recall involving us could have a material adverse effect on our business, financial condition, results of operations or liquidity.

Regardless of whether any product liability claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations, which could have a detrimental effect on our performance. A judgment that is significantly in excess of our insurance coverage or contractual indemnification from a manufacturer could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation, which could adversely affect our results.

If we are unable to compete successfully in the pharmaceutical drug or diagnostic markets, we may fail to generate meaningful revenues and the value of shares of our common stock may decline.

The market for pharmaceutical drugs and diagnostics is highly competitive. We face intense competition from other pharmaceutical and biotechnology companies, including many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater consumer recognition than we do. As a result, our competitors may be able to respond faster or more effectively in introducing pharmaceutical drugs or diagnostics designed to treat or diagnose those diseases targeted by our product candidates. Further, many of our competitors are in better financial and marketing positions from which to influence market acceptance of a particular pharmaceutical drug or diagnostic test than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of drug or diagnostic products, and may be able to deliver competitive products at a lower price. If our competitors develop new pharmaceutical drugs or diagnostics or enhancements to existing products that render our products or their clinical efficacy obsolete or uncompetitive, any commercial success we achieve could be harmed, perhaps substantially.

We expect to face competition from existing competitors and new and emerging pharmaceutical and biotechnology companies that may enter our intended markets with similar or alternative products which may be less costly or provide superior clinical results. Competition in these markets may intensify due to the development of cooperative relationships among our current and potential competitors or third parties with which we may seek co-development or collaborative relationships. Accordingly, it is possible that new competitors or alliances among competitors may emerge that adversely impacts our ability to commercialize our products and otherwise implement our business strategy.

We may be less competitive if we fail to develop or obtain rights to market new and enhanced pharmaceutical drugs or diagnostics, respond to market developments, and achieve market acceptance.

The pharmaceutical drug and diagnostic markets are subject to rapid technological change, product obsolescence, and frequent new product introductions and enhancements. Our ability to compete in these markets will depend in significant part upon our ability to successfully develop, obtain regulatory approvals, and commercialize new and enhanced pharmaceutical products on a timely and cost-effective basis, and to respond to competitive developments.

The development of pharmaceutical drugs and diagnostics is a lengthy process, and oftentimes involves unforeseen delays and unexpected clinical results. These delays could provide a competitor a first-to-market opportunity and allow a competitor to achieve market share at our expense. Our product development process is inherently risky because it is difficult to foresee developments in therapeutic and diagnostic technologies. Even if we are first to market with a drug or diagnostic test, we may not gain market acceptance for that product. Accordingly, there can be no assurance that our product development efforts will result in the generation of substantive revenues or market acceptance. Lack of market acceptance for any products we commercialize will jeopardize our ability to recoup research and development expenditures, hurt our reputation and harm our business, financial condition and results of operations.

We do not currently have a majority of independent directors serving on our board of directors, which could present potential conflicts of interest.

We do not currently have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval of such transactions. This could present potential conflicts of interest between us and our stockholders, generally, and among our executive officers and directors, on the one hand, and our stockholders, on the other. We are not currently subject to the corporate governance requirements of any nationally recognized stock exchange. At such time as our securities qualify for listing on a nationally-recognized stock exchange, we intend to list our securities on such an exchange, at which time we will be required to adhere to the corporate governance requirements as a condition of initial and continued listing. Until that time, however, our board of directors may continue to lack a majority of independent directors.

We will be exposed to risks relating to the evaluations of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and our failure to maintain effective internal control over financial reporting could result in a negative market reaction.

We have not yet begun the process of evaluating our internal controls systems after the Merger in order to allow management to assess, and our independent auditors to report on, our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to completely document and test our internal control systems and procedures for financial reporting as part of this process. Ultimately, our management will be responsible for assessing the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be requested to attest to that assessment. If legislative efforts to eliminate the attestation requirement are successful, it is possible that we may be exempt from the auditor attestation requirement until the value of our securities’ market float exceeds certain levels, if ever. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or their impact on our operations, although we intend to complete such activities by December 31, 2010.

Our filing of our annual report on a timely basis will depend upon our timely completion of these tasks. A late filing of our annual report could have material adverse effects on us, both legally and with respect to the opinions of investors, analysts and other participants in the securities markets.

Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that are and remain unremediated, as a result of which our management may not be able to assert that our internal controls are effective under applicable SEC and Public Company Accounting Oversight Board rules and regulations. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to attest that our management’s assessment is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls, it could result in a negative market reaction.

As a public company, we will be required to report, among other things, control deficiencies that constitute “material weaknesses” or changes in internal controls that, or are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we may be subject to sanctions or investigation by regulatory authorities such as the SEC or any stock exchange or automated quotation service on which our stock may then be listed. In addition, if any material weakness or significant deficiency is identified and is not remediated, investors may lose confidence in the accuracy of our reported financial information, and our stock price could be significantly adversely affected as a result.

We will incur increased costs as a result of being a public company with active operations.

We will incur significantly greater legal, accounting and other expenses in the future as compared to the level of those expenditures before the Merger was consummated. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition, which causes us to incur legal and accounting expenses. The Sarbanes-Oxley Act requires us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight will be required. We expect the compliance with the corporate governance rules and regulations of the SEC will increase our legal and financial reporting costs and make some activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management’s attention from other business concerns, which could cause our operating results to suffer. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses in future periods. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

Our executive officers, directors, non-executive officers, and principal stockholders have substantial control over us, and could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

Our executive officers, directors, non-executive officers, and principal stockholders hold approximately 79.9% of our outstanding common stock. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders want this to occur.

Our common stock is currently subject to the SEC’s penny stock rules, which may cause broker-dealers executing trades in our stock to experience difficulty in completing customer transactions and which may adversely affect the trading of our common stock after the exchange.

Because we have net tangible assets of less than $5.0 million and our common stock’s market price per share is less than $5.00, transactions in our common stock are currently subject to the “penny stock” rules under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents identifying certain risks of investing in “penny stocks,” a purchaser’s legal remedies, and information about the market for “penny stocks;” and

•	obtain a signed and dated acknowledgment from the purchaser that he, she or it actually received the required risk disclosure documents before a transaction in a “penny stock” is completed.

Broker-dealers may find it difficult to complete customer transactions in our stock as a result of our being subject to these rules, and trading activity in our common stock may continue to be adversely affected as a result. This may cause the market price of our common stock to be less than it might otherwise be, and you may find it more difficult to sell your shares of common stock if you desire to do so.

Our common stock is quoted on the OTC Bulletin Board, which limits the liquidity and price of our common stock more than if it was quoted or listed on a national exchange.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. We believe that quotation of our common stock on the OTC Bulletin Board limits the liquidity and price of our common stock more than if our common stock were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that our common stock will continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would then be even more adversely impacted.

Our stock price is highly volatile, and you may not be able to resell your shares at or above recent public sale prices.

There has been, and continues to be, a limited public market for our common stock, and an active trading market for our common stock has not and may never develop or, if developed, be sustained. You may not be able to resell shares of our common stock at or above the price you paid. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in operating results;

•	the inability to obtain research coverage;

•	changes in market valuations of other companies in the pharmaceutical industry;

•

announcements by us or our competitors of significant advances in product candidate development, regulatory approval processes, strategic co-development or collaboration relationships, or capital infusions;

•	introduction of technologies or product enhancements that reduce expected or actual demand for our product candidates;

•	the loss or limitation of any regulatory approvals we obtain; and

•	departures of key personnel.

We cannot assure you that you will be able to liquidate your investment without considerable delay, if at all. The factors discussed above may have a significant impact on the market price of our common stock. It is also possible that the relatively low price of our common stock may keep many brokerage firms from engaging in transactions in our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return on your investment in us will be limited to the value of our common stock.

Substantial amounts of our common stock could be sold commencing six months after the Merger, which could depress our stock price.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price of our common stock. The common stock issued to the DMI shareholders on closing of the Merger were “restricted securities” under the Securities Act. These shares are eligible for future sale in the public market at prescribed times pursuant to Rule 144 under the Securities Act, or otherwise. Sales of a significant number of these shares of common stock in the public market could reduce the market price of our common stock.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common stock. However our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CHYE.” The following table sets forth the high and low bid information for our common stock for the period from January 1, 2008 through March 1, 2010. The Over-the-Counter Bulletin Board quotations reflect inter-dealer prices, are without retail markup, markdowns or commissions, and may not represent actual transactions.

	Common Stock
	High	Low

First quarter 2008	$—	$—
Second quarter 2008	$—	$—
Third quarter 2008	$1.75	$1.50
Fourth quarter 2008	$1.50	$1.50
First quarter 2009	$1,50	$1.50
Second quarter 2009	$1.50	$1.50
Third quarter 2009	$1.50	$1.50
Fourth quarter 2009	$1.50	$1.50
First quarter 2010 through March 1, 2010	$1.50	$1.50

Holders of Common Stock

As of December 31, 2009, there were of record 235 holders of our common stock.

Dividend Policy

We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, financial condition, contractual restrictions and other factors our board of directors may deem relevant.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Colorado Business Corporation Act, or CBCA, and our bylaws.

Under the CBCA, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation contain no such provision. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by the director as a result of fraud or willful breach of duty.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Colorado law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Pending Reincorporation and Name Change

At the special meeting of our shareholders held March 1, 2010, our shareholders approved a resolution authorizing our reincorporation in the State of Delaware at such time as is determined to be appropriate by our board of directors. Upon our obtaining our new stock symbol from FINRA, we anticipate reincorporating in the State of Delaware and contemporaneously changing our name to Ampio Pharmaceuticals, Inc. We will at that time also update our certificate of incorporation to include indemnification and contribution, governance and other provisions that conform to Delaware law.

Securities Authorized for Issuance Under Equity Compensation Plans

At the special meeting of our shareholders on March 1, 2010, our shareholders approved the adoption of our Stock and Option Award Plan, under which 2,500,000 shares are reserved for future issuance under restricted stock awards, options, and other equity awards. The plan permits grants of equity awards to employees, directors and consultants. The following table displays equity compensation plan information as of March 2, 2010.

Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,500,000	$—	2,500,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,500,000	$—	2,500,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains information pertaining to DMI, as the operations of Chay are no longer those in which we are engaged. This discussion should be read in conjunction with DMI’s historical financial statements and the pro forma financial statements filed with this report. DMI conducted no operations until it acquired assets from BioSciences in April 2009. As required by the SEC, we have included “carve-out” financial statements relating to periods prior to the date we acquired certain of the assets then owned by BioSciences . The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see “Risk Factors.”

Overview

DMI was incorporated in Delaware in December 2008 and did not conduct any business activity until April 16, 2009, at which time DMI purchased certain assigned intellectual property (including 107 patents and pending patent applications), business products and tangible property from DMI BioSciences, Inc., or BioSciences. DMI issued 3,500,000 shares of its common stock to BioSciences, and assumed certain liabilities, as consideration for the assets purchased from BioSciences. The assets we acquired from BioSciences had a carrying value of zero, as BioSciences had expensed all of the research and development costs it incurred with respect to the intellectual property we purchased. At the time of the asset purchase, DMI and BioSciences agreed to a non-compete prohibiting both companies from competing with one another anywhere in the world for a period of three years, and also agreed that DMI will receive 10% of royalty license revenues received by BioSciences from a drug developed by BioSciences (and as to which BioSciences retained ownership) to treat male sexual dysfunction, subject to DMI committing to additional funding.

DMI is a development stage company engaged in developing innovative, proprietary pharmaceutical drugs and diagnostic products to identify, treat and prevent a broad range of human diseases including metabolic disorders, cancer, and acute and chronic inflammation diseases. DMI intends to develop proprietary pharmaceutical drugs and diagnostic products which capitalize on DMI’s intellectual property that includes assigned patents, pending patent applications, and trade secrets and know-how, some of which may be the subject of future patent applications. DMI’s intellectual property is strategically focused on three primary areas: new uses for FDA-approved drugs, referred to as repurposed drugs, new molecular entities, or NMEs, and rapid point-of-care tests for diagnosis, monitoring and screening.

Known Trends or Future Events

We have not generated any revenues since our inception in December 2008. The assets we purchased from BioSciences in April 2009 did generate minimal revenues prior to their acquisition. Since purchasing specific assets from BioSciences including patents, pending patent applications, proprietary know-how and minimal fixed assets, we have engaged in organizational activities, conducted a private placement pursuant to which we raised $$1,457,387.00 in additional capital, added to our management team, and completed the Merger.

We expect to raise substantial additional capital in the near future in order to accelerate our development activities associated with several of our leading product candidates. We cannot assure you that we will secure such financing or that it will be adequate to execute our business strategy. Even if we obtain this financing, it may be costly and may require us to agree to covenants or other provisions that will favor new investors over our existing shareholders. Due to the time required to conduct clinical trials and obtain regulatory approval for any of our product candidates, we anticipate it will be some time before we generate substantial revenues, if ever. We expect to generate operating losses for the foreseeable future, but intend to limit the extent of these losses by entering into co-development or collaboration agreements with one or more strategic partners.

We expect our general and administrative expenses to increase substantially in 2010 as a result of our becoming a public company. Among other things, we expect expenses such as compliance and governance costs, legal and accounting fees, directors’ and officers’ liability insurance premiums, and directors’ fees will increase significantly. We will also incur investor relations expenses, listing fees, and other costs associated with being a public company.

Significant Accounting Policies and Estimates

This Management’s Discussion and Analysis section discusses our financial statements, which have been prepared in accordance with accounting policies generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, recoverability of long-lived assets, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The methods, estimates, and judgments used by us in applying these most critical accounting policies have a significant impact on the results we report in our financial statements.

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market investments. We maintain balances from time to time in excess of the federally insured limits.

Patents

Costs of establishing patents consisting of legal fees paid to third parties and related costs are currently expensed as incurred. We will continue this practice unless we can demonstrate that such costs add economic value to our business, in which case we will capitalize such costs as part of intangible assets. The primary consideration in making this determination is whether or not we can demonstrate that such costs have, in fact, increased the economic value of our intellectual property. Legal and related costs which do not meet the above criteria will be expensed as incurred.

Stock-Based Compensation

We account for share-based payments by recognizing compensation expense based upon the estimated fair value of the awards on the date of grant. We determine the estimated grant fair value using the Black-Scholes option pricing model and recognize compensation costs ratably over the vesting period using the straight-line method.

Income Taxes

In 2009, we adopted FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 09, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The adoption of FIN 48 did not have a material effect on our results of operations or financial condition.

Research and Development

Research and development costs are expensed as incurred.

Recently Issued Accounting Pronouncements

In June 2009, the, Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards Codification™, (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASUs). The FASB will not consider ASCs as authoritative in their own right; rather, these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, “Generally Accepted Accounting Principles.” The Company adopted SFAS No. 168 for the quarter ended September 30, 2009, and we will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events (ASC 855) (formerly SFAS No. 165, Subsequent Events) which establishes general standards for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in auditing standards. The standard, which includes a new required disclosure of the date through which management has evaluated subsequent events, is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 had no effect on our financial statements.

Effective October 1, 2008, the Company adopted certain aspects of ASC Topic 825, Financial Instruments (formerly SFAS 159, “The Fair Value Option for Financial Assets & Financial Liabilities – including an amendment of SFAS No. 115.”). The accounting guidance created a fair value option under which an entity may irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities on a contract by contract basis, with changes in fair values recognized in earnings as these changes occur. The adoption of ASC Topic 825 had no significant impact on our financial condition or results of operations.

In December 2007, the FASB issued ASC Topic 805, Business Combinations (ASC 805) (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in an acquiree and the goodwill acquired. ASC 805 will apply prospectively to business combinations with an acquisition date on or after November 1, 2009. The adoption of ASC Topic 805 did not have a material impact on our financial condition or results of operations. We will apply ASC 805-10 to any business combination subsequent to its adoption.

New accounting pronouncements to be adopted

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 (i.e. our fiscal year ending March 31, 2011). Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. It is expected that the adoption of this statement will have no material effect on our consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal year beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASUs that may become applicable to us:

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ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity, but does not apply to: (i) sales of substantial real estate; and (ii) conveyances of oil and gas mineral rights. The amendments in this update are effective beginning the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

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ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This update simply codifies EITF Topic D-110, Escrowed Share Arrangements and the Presumption of Compensation issued on June 18, 2009. In EITF Topic No. D-110, SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds.

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ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal year beginning after December 15, 2010.

We expect that the adoption of the above updates issued in January 2010 will not have any significant impact on our financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

Results of Operations—Year Ended December 31, 2009 and Predecessor Periods of Year Ended September 30, 2008 and Period From October 1, 2008 through April 15, 2009

Year Ended December 31, 2009

Revenue

We are a development stage enterprise and have not yet generated revenues.

Expenses

Research and Development

We are a development stage enterprise developing innovative, proprietary pharmaceutical drugs and diagnostic products to identify, treat and prevent a broad range of human diseases. Research and development costs for the year ended December 31, 2009 represents a full year’s worth of costs related to the research and development of patents and intellectual property. We did not capitalize any of our research and development costs during the year ended December 31, 2009.

General and Administrative

General and administrative costs for the year ended December 31, 2009 represents a full year’s worth of costs for our development stage enterprise.

Net Cash Used in Operating Activities

During the twelve months ended December 31, 2009, our operating activities used $1,372,000 of cash. This reflected a $1,512,000 net loss, an increase in accounts payables of $80,000, accrued salaries of $73,000 and accrued interest payable of $1,000, offset with increases in prepaid expenses of $7,000 and a related party receivable of $7,000. All of these changes relate to the assumption of assets and liabilities in the asset purchase transaction with BioSciences.

Net Cash from Financing Activities

Net cash provided by our financing activities was $1,444,000 for the twelve months ended December 31, 2009. During this period, we received $200,000 in proceeds from a related note payable and proceeds from the sale of common and preferred stock of $1,292,000, offset by payment of assumed liabilities of $48,000.

Predecessor Periods of Year Ended September 30, 2008 and Period From October 1, 2008 through April 15, 2009 of the BioSciences Assets Sold

DMI was formed in December 2008 and had no activity prior to the acquisition of assets from BioSciences. DMI entered into an Asset Purchase Agreement during 2009 with BioSciences. Under the Asset Purchase Agreement, DMI acquired office and lab equipment, cell lines and intellectual property including patents and license agreements and assumed liabilities. This transaction was accounted for as a reverse merger and the assets acquired and liabilities assumed were recorded at predecessor cost. The assets had $0 carrying value on the predecessor financial statements and liabilities totaled $252,015. The carve out financial statements of the predecessor have been included in order to provide for two years of operations of the assets acquired. As the assets acquired represented a discrete activity within BioSciences and management of BioSciences was able to provide a reasonable allocation of the activities within BioSciences related to the assets acquired, the carve out financial statements of BioSciences’ Assets Sold have been included herein. The acquisition occurred on April 16, 2009, therefore the carve out financial information includes the periods prior to the acquisition for its most recent fiscal year end, September 30, 2008, and the period from October 1, 2008 through April 15, 2009. The financial statements of DMI BioSciences Assets Sold represent the activities of all assets transferred to DMI for the period ended April 15, 2009 and the year ended September 30, 2008. These financial statements include all costs of doing business related to the assets acquired and liabilities assumed, including the development and research of proprietary pharmaceutical drugs and diagnostic products that inured to the benefit of DMI, regardless of whether the research was successful or not. The activities of BioSciences performed by TRLLC under a research agreement with BioSciences that related to the BioSciences Assets Sold have also been included.

Off Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities.”

Contractual Obligations

The following table summarizes contractual obligations and borrowings as of December 31, 2009 and the timing and effect that such commitments are expected to have on our liquidity and capital requirements in future periods. We expect to fund other commitments primarily with operating cash flows generated in the normal course of business.

Contractual Obligations

	Total	Due in Less than 1 Year	Due 1 –3 Years	Due 3 –5 Years	More than 5 years
Sponsored Research Agreement with Related Party(1)	$1,285,467	$350,582	$701,164	$233,721	—
Related Party Debt Obligations(2)	200,000	200,000	—	—	—

	$1,485,467	$550,582	$701,164	$233,721	$—

(1)	Represents amounts due under our sponsored research agreement with Trauma Research LLC, or TRLLC. This commitment may increase if our board of directors requests TRLLC to perform additional research and development activities. Such a request is expected to be made only in conjunction with our receipt of additional financing. This is agreement may be terminated without cause by either party with 180 days written notice.
(2)	For more information on our debt obligations, see “Related Party Transactions” located elsewhere in this report.

Quantitative and Qualitative Disclosures About Market Risk

Our business is not currently subject to material market risk related to financial instruments, equity or commodities. Our outstanding indebtedness is limited currently to fixed rate instruments.

Impact of Inflation

In general, we believe that, over time, we are able to increase prices to counteract the majority of the inflationary effects of increasing costs.

DESCRIPTION OF SECURITIES

The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our articles of incorporation and bylaws which were filed as exhibits to the registration statement we filed at the time of our initial public offering, and to the applicable provisions of the Colorado Business Corporation Law. As described under “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters,” in this report, our shareholders approved a resolution at our special meeting on March 1, 2010 that authorized our reincorporation in the State of Delaware in conjunction with a change in our corporate name to Ampio Pharmaceuticals, Inc. Our name change will take effect upon FINRA approving a change in our stock trading symbol. For further information concerning anti-takeover provisions of Delaware law, and provisions in our certificate of incorporation and bylaws that will take effect on our reincorporation, see “Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws Upon Our Reincorporation in Delaware” below.

Authorized and Issued Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, of which 17,061,752 shares are issued and outstanding, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares are issued or outstanding.

Common Stock

As of the date of this report, there were 17,061,752 shares of our common stock outstanding held by approximately 250 shareholders of record. Holders of common stock will have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none. Upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our articles of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our securities is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws Upon Our Reincorporation in Delaware

Upon our reincorporation in Delaware, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered board of directors

Our Delaware certificate of incorporation and by-laws will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder action; special meeting of stockholders

Our Delaware certificate of incorporation will provide that our stockholders may not take any action by written consent, but only take action at duly called annual or special meetings of stockholders. Our by-laws will further provide that special meetings of our stockholders may be only called by our board of directors with a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our Delaware by-laws will provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after our reincorporation in Delaware, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. Our authorized common stock and preferred stock will remain unchanged by our reincorporation in Delaware. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of directors

Our Delaware certificate of incorporation will provide that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our Delaware certificate of incorporation and by-laws will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We also will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our certificate of incorporation and proposed by-laws. We believe that these provisions and agreements are necessary to attract qualified directors. Our by-laws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

As of our filing of this report, we have 17,061,752 shares of common stock outstanding. Of these shares, 666,095 shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 16,395,657 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to September 1, 2010.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will then equal 163,957 shares; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration rights

Redwood Consultants, LLC, which owns 815,000 shares of our common stock. has certain “piggy-back” registration rights on registration statements filed after the Merger. We will bear the expenses incurred in connection with the filing of any such registration statement.

Listing

We intend to apply to have our common stock listed on The Nasdaq Stock Market or another national stock exchange at such time as our common stock qualifies for a listing. Our common stock is traded in the over-the-counter market and is now quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 2, 2010, after giving effect to the Merger and the related share issuances, by (i) each person or group of affiliated persons who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. As of March 2, 2010, we had 17,061,752 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is 8400 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111.

Name of Executive Officer or Director	Amount & Nature of Beneficial Ownership (1)	Percent of Class(1)
David Bar-Or	2,700,000	15.8%
Donald B. Wingerter, Jr.	325,000	1.9%
Bruce G. Miller	1,500,000	8.8%
Michael Macaluso	1,899,672	11.1%

Other Beneficial Owners(2)	Amount & Nature of Beneficial Ownership (1)	Percent of Class(1)

Raphael Bar-Or	1,025,000	6.0%
Vaughan Clift(3)	575,000	3.4%
James V. Winkler	1,025,000	6.0%
Wannell M. Crook	1,100,000	6.4%
DMI BioSciences, Inc.	3,500,000	20.5%

All executive officers and directors as a group (4 persons)	6,424,672	37.6%

(1)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.
(2)	Raphael Bar-Or, Dr. Clift, Dr. Winkler, and Ms. Crook are each a non-executive officer.
(3)	Such shares are owned of record by Dr. Clift’s spouse.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Merger, on March 2, 2010, we issued an aggregate of 15,736,752 shares of our common stock to the DMI shareholders contemporaneously with the merger of our wholly-owned subsidiary into DMI. As a result of the Merger, DMI became our wholly-owned subsidiary. Immediately prior to the Merger, DMI issued an additional 1,230,000 shares of its common stock to the following persons or entities, who received our shares at the time of the Merger:

Aloha Property Management	100,000
David Brenman	100,000
Eric Weidner	15,000
Redwood Consultants, LLC	815,000
Sunrise Capital, LLC	200,000

We also issued an aggregate of 1,325,000 shares of our common stock to the following persons at the time of the Merger, each of whom was an affiliate of DMI at the time of such issuance. These issuances occurred on March 2, 2010, after our shareholders approved the Merger.

Dr. Daniel Navot	200,000
Donald B. Wingerter, Jr.	325,000
Kristin Clift	575,000
Gregory Thomas	75,000
Kristin Salottolo	75,000
Leonard Rael	75,000

The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant

As of December 31, 2009, Schumacher & Associates, Inc., (“Schumacher”), is our independent registered public accounting firm. The reports of Schumacher on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Schumacher for the fiscal years ended December 31, 2009 and 2008 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Schumacher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods. During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

New Independent Accountants

Our board of directors anticipates appointing Ehrhardt Keefe Steiner & Hottman PC, or EKS&H, as our new independent registered public accounting firm effective as of March 15, 2010. The engagement of EKS&H to audit our financial statements for the year ending December 31, 2010 was approved by our shareholders at the special meeting held March 1, 2010. During the two most recent fiscal years and through the date of EKS&H’s engagement, we did not consult with EKS&H regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years. Prior to engaging EKS&H, EKS&H did not provide our company with either written or oral advice that was an important factor considered by us in reaching a decision to change our independent registered public accounting firm from Schumacher to EKS&H.

Item 5.01	Changes In Control of the Registrant

On the Closing Date, we consummated the Merger and the shareholder of DMI became our controlling shareholders. The description of the Merger and the issuance of our common stock to the former shareholders of DMI is incorporated by reference herein from Item 1.01 and Item 2.01 above.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in our change in control.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Sole Director and Officer

Effective March 2, 2010, Philip J. Davis resigned as the sole member of our board of directors, and as our chief executive officer and chief financial officer. There were no disagreements between Mr. Davis and us which led to his resignation, and Mr. Davis did not request disclosure of any such matter in his resignation letter.

(b) Appointment of Directors

Effective March 2, 2010, the following persons were appointed as members of the Board of Directors:

Name	Age	Position
David Bar-Or	61	Chairman
Michael Macaluso	58	Director
Donald B. Wingerter, Jr.	59	Director
Bruce G. Miller	65	Director

The business background descriptions of the newly appointed directors are as follows:

David Bar-Or, M.D., has been chairman of the board, chief scientific officer, and director of research of DMI since April 2009. Dr. Bar-Or is currently the director of Trauma Research at Swedish Medical Center, Englewood, Colorado, and St. Anthony’s Hospital, Denver, Colorado. Dr. Bar-Or is principally responsible for the patented and proprietary technologies acquired by us from BioSciences in April 2009, having been issued over 50 patents and having filed or co-filed almost 120 patent applications. Dr. Bar-Or has authored or co-authored over 80 peer-reviewed journal articles and is the recipient of the Gustav Levi Award from the Hadassah/Mount Sinai Hospital, New York, New York, the Kornfield Award for an outstanding MD Thesis, the Outstanding Resident Research Award from the Denver General Hospital, and the Outstanding Clinician Award for the Denver General Medical Emergency Resident Program. Dr. Bar-Or received his medical degree from The Hebrew University, Hadassah Medical School, Jerusalem, Israel, and undertook post-graduate work at Denver Health Medical Center, specializing in emergency medicine, a discipline in which he is board certified.

Michael Macaluso founded DMI and has been a member of the board of directors since DMI’s inception. Mr. Macaluso was appointed president of Isolagen, Inc. (AMEX: ILE) and served in that position from June 2001 to August 2001, when he was appointed chief executive officer. In June 2003, Mr. Macaluso was re-appointed as president of Isolagen and served as both chief executive officer and president until September 2004. Mr. Macaluso also served on the board of directors of Isolagen from June 2001 until April 2005. For information concerning Isolagen litigation in which Mr. Macaluso was named as a co-defendant with a number of other current and former officers and directors of Isolagen, see “Legal Proceedings” under “Business” above. From October 1998 until June 2001, Mr. Macaluso was the owner of Page International Communications, a manufacturing business. Mr. Macaluso was a founder and principal of International Printing and Publishing, a position Mr. Macaluso held from 1989 until 1997, when he sold that business to a private equity firm.

Donald B. Wingerter, Jr. has served as our Chief Executive Officer since December 2009 and a member of the board since March 2010. From 2006 until 2009, Mr. Wingerter has served as a member of the board of directors of several private companies in which he holds personal investments. From June 2002 until 2006, Mr. Wingerter served as chief executive officer of Sound Surgical Technologies, Inc., a specialty medical device company that developed and marketed proprietary ultrasonic-based products to break up and remove fat deposits from the human body. Mr. Wingerter was engaged in managing his personal investments from 2001 until June 2002. From 1995 to 2001, Mr. Wingerter was chairman of the board and chief executive officer of ClearVision Laser Centers, a company he founded in 1995 that operated centers providing laser vision correction services to consumers. ClearVision had operations in 14 states consisting of 10 centers utilizing fixed excimer lasers and 42 centers serviced by mobile lasers. In 2001, ClearVision was acquired by affiliates of two private equity firms. Before founding ClearVision, Mr. Wingerter served as chief executive officer and president, respectively, of Western Imaging Technologies and Accel Holdings, medical imaging companies that sold and leased magnetic resonance imaging (MRI), positron emission tomography (PET), and computer tomography (CT) imaging equipment. He also spent 11 years in various sales positions with General Electric Medical Systems, the last of which was National Sales Manager for Digital Products. Mr. Wingerter holds a B.S. degree in biology from Lafayette College and a M.S. degree in physiology from Rutgers University.

Bruce G. Miller has served as our president and chief operating officer since December 2009. He also served as our chief executive officer from April 2009 until December 2009. Mr. Miller is the chief executive officer of BioSciences, having joined BioSciences as an officer in 1992 and having been named chief executive officer in 1992. Mr. Miller was instrumental in BioSciences securing a license agreement for a drug designed to treat male sexual dysfunction that generated significant revenues for BioSciences. Prior to joining BioSciences, Mr. Miller was a practicing attorney for over 24 years with experience in diverse aspects of business law ranging from start-ups to acquisitions. While practicing law, he was a shareholder for six years in the Denver office of Popham, Haik, Schonbrich & Kaufman. Mr. Miller holds a J.D. degree from the University of Denver and a B.A. degree from Duke University,

Family Relationships

There are no family relationships between any of our directors or executive officers. Raphael Bar-Or, a non-executive officer, is the son of David Bar-Or, our chairman and chief scientific officer.

Employment Agreements

We have entered into employment agreements with Dr. Bar-Or, Bruce G. Miller, Dr. Clift, Dr. Winkler, Raphael Bar-Or, and Ms. Crook.

(c) Appointment of Officers

Effective March 2, 2010, the newly appointed directors described above in Item 5.02(b) appointed the following persons as our executive officers, with the respective titles as set forth opposite his name below:

Name	Age	Position
David Bar-Or	61	Chief Scientific Officer
Donald B. Wingerter, Jr.	59	Chief Executive Officer
Bruce G. Miller	65	Chief Operating Officer

Please see Section 5.02(b) of this current report for the background and experience of our executive officers, which we incorporate by reference herein.

Executive Compensation

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued in 2009 to each of the following named executive officers.

Summary Compensation of Named Executive Officers

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
David Bar-Or Chairman and CSO	2009	$227,500	—	—	—	—	—	—	$227,500

Donald B. Wingerter, Jr. CEO from December 2009	2009	—	—	—	—	—	—	—	—

Bruce G. Miller COO and CEO from April 2009 to December 2009	2009	$180,000	—	—	—	—	—	—	180,000

Our executive officers will be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board of directors’ meetings, but they do not receive any other compensation for serving on the board of directors.

Director Independence

None of the current members of our board of directors is independent. We intend to add independent members to our board of directors prior to, or simultaneously with, our expected listing on Nasdaq or another national securities exchange. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors to the board, we expect to establish all appropriate board committees we are required to maintain.

Related Party Transactions

In April 2009, DMI issued 3,500,000 shares of its common stock to BioSciences, an entity under common control, in connection with DMI’s purchase of certain of BioSciences’ assets. Under the terms of the agreement, DMI acquired office and lab equipment, cell lines and intellectual property including patents and license agreements. In conjunction with the asset purchase, DMI recorded a distribution of $252,015 to reflect liabilities assumed. Included in the assumed liabilities was a $200,000 note payable to DMI’s founder, Michael Macaluso. The note payable was subsequently converted by Mr. Macaluso into 163,934 shares of Series A preferred stock at a conversion price of $1.22 per share.

As of December 31, 2009, DMI had $100,000 in notes payable to Mike Macaluso, DMI’s founder, and $100,000 payable to BioSciences. The related party notes payable are unsecured, bear interest at 6% and mature on April 30, 2010.

BioSciences paid operating expenses on behalf of DMI, and funds have been advanced and repaid between DMI and BioSciences, during 2009. Disbursements to BioSciences during 2009, including prepayment of liabilities assumed under the asset purchase agreement, totaled $111,943. BioSciences owed $7,261 to DMI in a short-term non-interest bearing advance at December 31, 2009.

In April 2009, DMI issued 7,350,000 shares of restricted common stock to its directors, officers and employees in exchange for $7,350 in cash. One third of the restricted shares vested on the date of grant. The remaining two thirds vest on a monthly basis between the second and fourth anniversaries of the date of grant. Vesting is subject to acceleration upon achieving certain milestones.

DMI issued 913,930 shares of its Series A preferred stock in April and May 2009 in exchange for $1,115,020 in cash. Mr. Macaluso purchased 819.672 of such shares of preferred stock.

DMI has a sponsored research agreement with Trauma Research LLC, or TRLLC, an entity owned by Dr. Bar-Or. Under the terms of the research agreement, DMI is to provide personnel and equipment with an equivalent value of $263,750 per year and to make monthly equipment rental payments of $7,236 on behalf of TRLLC. In exchange, TRLLC will assign any intellectual property rights it develops under the research agreement. The research agreement expires in 2014 and may be terminated by either party on six months notice or immediately if either party determines that the other is not fulfilling its obligations under the agreement. DMI was current in its financial obligations under the research agreement at December 31, 2009.

DMI has license agreements with the Institute for Molecular Medicine, Inc. a nonprofit research organization founded by Dr. Bar-Or, who also serves as its executive director. The license agreements were assigned to DMI as a part of the asset purchase from BioSciences. Under the license agreements, DMI pays the costs associated with maintaining intellectual property subject to the license agreements. In return, DMI is entitled to deduct twice the amounts it has paid to maintain the intellectual property from any amounts that may become due to the Institute for Molecular Medicine, Inc. under the license agreements, if and when the intellectual property becomes commercially viable and generates revenue. DMI paid $53,000 during 2009 in legal and patent fees to maintain the intellectual property of the Institute for Molecular Medicine, Inc.

Immediately prior to the Closing, Chay accepted subscriptions for an aggregate of 1,325,000 shares of common stock from six officers and employees of DMI, for a purchase price of $150,000. Mr. Wingerter, our chief executive officer, purchased 325,000 of such shares for a purchase price of approximately $36,800 which was advanced on his behalf by DMI. DMI made advances to the other five non-executive officers and employees in the additional amount of $113,200 to facilitate these share purchases. These shares were issued immediately before the Closing of the Merger but after the shareholders of Chay had approved the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At such time as we reincorporate in Delaware, we will file a new certificate of incorporation and adopt new bylaws, as described under “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” and “Description of Securities” in Item 2.01 above. The descriptions of our Delaware certificate of incorporation and bylaws are incorporated by reference herein from Item 2.01 above. We will also file a copy of the certificate of incorporation and bylaws under cover of a Form 8-K at the time we reincorporate in Delaware, which will occur on our receipt of approval from FINRA to change our stock trading symbol.

Item 5.06	Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on March 2, 2010 we entered into the Agreement and Plan of Merger with DMI and our wholly-owned subsidiary and consummated the Merger. As a result, DMI became our wholly-owned subsidiary and the former shareholders of DMI received common stock representing approximately 95.6% of our issued and outstanding common stock. As the result of the consummation of the Merger, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	DMI Life Sciences, Inc., and Subsidiary Consolidated Financial Statements

Filed herewith are audited consolidated financial statements of DMI Life Sciences, Inc., and subsidiary for the fiscal years ended December 31, 2009 and 2008.

(b)	DMI BioSciences Assets Sold Financial Statements

Filed herewith are audited financial statements of DMI BioSciences Assets Sold for the periods ended April 15, 2009 and December 31, 2008.

(c)	Selected Unaudited Pro Forma Consolidated Financial Data

Filed herewith is the unaudited pro forma financial information of DMI Life Sciences, Inc.

(d)	Shell Company Transactions

Reference is made to Items 9.01(a), 9.01(b) and 9.01(c) above and exhibits referred to therein, which are incorporated herein by reference.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 2, 2010

3.1	Securities Put and Guarantee Agreement dated March 2, 2010

99.1	DMI Life Sciences, Inc., and Subsidiary Consolidated Financial Statements

99.2	DMI BioSciences Assets Sold Financial Statements

99.3	Selected Unaudited Pro Forma Consolidated Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAY ENTERPRISES, INC.

By:	/S/ DONALD B. WINGERTER, JR.
Name:	Donald B. Wingerter, Jr.
Title:	Chief Executive Officer

Dated: March 8, 2010

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Financial Statements

and

Independent Auditors’ Report

December 31, 2009 and 2008

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

DMI Life Sciences, Inc.

Greenwood Village, CO

We have audited the accompanying balance sheets of DMI Life Sciences, Inc. ( a development stage company) as of December 30, 2008 and 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMI Life Sciences, Inc. as of December 31, 2008 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Ehrhardt Keefe Steiner & Hottman PC

March 8, 2010

Denver, Colorado

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Balance Sheets

	December 31,
	2009	2008
Assets

Current assets
Cash and cash equivalents	$71,983	$—
Prepaid expenses	7,036	—
Related party receivable	7,261	—

Total current assets	86,280	—

Total assets	$86,280	$—

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable	$79,445	$—
Accrued salaries	73,391	—
Accrued interest	1,414	—
Related party notes payable	200,000	—
Total current liabilities	354,250	—

Total liabilities	354,250	—

Stockholder’ equity
Common Stock, $.001 par value; 15,000,000 shares authorized, shares issued and outstanding - 11,930,000 in 2009 and 1,080,000 in 2008	11,930	1,080
Series A Preferred Stock, $.001 par value; 2,000,000 shares authorized, shares issued and outstanding - 1,077,864 in 2009 and none in 2008 (liquidation preference of $1,314,942)	1,078	—
Common stock subscribed	170,003	—
Additional paid in capital	1,313,942	—
Deficit accumulated in the development stage	(1,764,923)	(1,080)

Total stockholders’ equity (deficit)	(267,970)	—

Total liabilities and stockholders’ equity (deficit)	$86,280	$—

See notes to financial statements.

2

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statements of Operations

	Year ended December 31, 2009	December 18, 2008 (inception) through December 31, 2008	December 18, 2008 (inception) through December 31, 2009
Expenses
Research and development	$1,070,370	$—	$1,070,370
General and administrative	441,135	1,080	442,215

Total operating expenses	1,511,505	1,080	1,512,585

Other income (expense)
Interest income	1,091	—	1,091
Interest expense	(1,414)	—	(1,414)

Total other income (expense)	(323)	—	(323)

Net loss	$(1,511,828)	$(1,080)	$(1,512,908)

See notes to financial statements.

3

DMI LIFE SCIENCES INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

	Series A Preferred Stock		Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Balance - December 18, 2008 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to founder in December 2008	—	—	1,080,000	1,080	—	—	1,080

Net loss	—	—	—	—	—	(1,080)	(1,080)

Balance - December 31, 2008	—	—	1,080,000	1,080	—	(1,080)	—

Issuance of common stock and assumption of liabilities in asset acquisition	—	—	3,500,000	3,500	—	(252,015)	(248,515)

Issuance of Series A Preferred Stock in exchange for cancellation of a note payable in April 2009	163,934	164	—	—	199,836	—	200,000

Issuance of restricted Common Stock in exchange for cash in April 2009	—	—	7,350,000	7,350	—	—	7,350

Issuance of Series A Preferred Stock in exchange for cash in April and May 2009	913,930	914	—	—	1,114,106	—	1,115,020

Net loss	—	—	—	—	—	(1,511,828)	(1,511,828)

Balance - December 31, 2009	1,077,864	$1,078	11,930,000	$11,930	$1,313,942	$(1,764,923)	$(437,973)

See notes to financial statements.

4

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year ended December 31, 2009	December 18, 2008 (inception) through December 31, 2008	December 18, 2008 (inception) through December 31, 2009
Cash flows from operating activities:
Net loss	$(1,511,828)	$(1,080)	$(1,511,828)
Adjustments to reconcile net loss to cash used in operating activities:
(Increase) in prepaid expenses	(7,036)	—	(7,036)
(Increase) in related party receivable	(7,261)	—	(7,261)
Increase in accounts payable	79,445	—	79,445
Increase in accrued salaries	73,391	—	73,391
Increase in accrued interest payable	1,414	—	1,414

Net cash used in operating activities	(1,371,875)	(1,080)	(1,371,875)

Cash used in financing activities:
Proceeds from related party notes payable	200,000	—	200,000
Proceeds from sale of common stock	7,350	1,080	7,350
Proceeds from sale of Series A preferred stock	1,115,020	—	1,115,020
Proceeds from common stock subscribed	170,003
Payment of liabilities assumed in asset purchase	(48,515)	—	(48,515)

Net cash provided by financing activities	1,443,858	1,080	1,273,855

Net change in cash and cash equivalents	71,983	—	71,983
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$71,983	$—	$71,983

Supplementary cash flow information:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Interest received	$1,091	$—	$1,091

Non cash transactions:
Note payable assumed in asset purchase, recorded as a distribution	$200,000	$—	$200,000
Accounts payable assumed in asset purchase, recorded as a distribution	$48,515	$—	$48,515
Conversion of notes payable to Series A preferred stock	$200,000	$—	$200,000

See notes to financial statements.

5

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Operation

DMI Life Sciences, Inc. (“DMI”) is a development stage company incorporated in the state of Delaware on December 18, 2008. DMI is in the business of developing biopharmaceuticals. As DMI’s activities to date have been primarily research and development and raising capital, and DMI does not yet have revenue, DMI is considered to be in the development stage.

Principals of Consolidation

These financial statements include the accounts of DMI and its wholly owned subsidiary DMI Acquisition Corp. All material intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

DMI considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market investments. DMI maintains balances from time to time in excess of the federally insured limits.

Patents

Costs of establishing patents consisting of legal fees paid to third parties are expensed as incurred.

Use of Estimates

The preparation of financial statements in accordance with Generally Accepted Accounting Principals in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Income Taxes

DMI uses the liability method for accounting for income taxes. Under this method, DMI recognizes deferred assets and liabilities based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. DMI establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

6

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Net Loss per Common Share

GAAP provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share include no dilution and are computed by dividing income available to common stockholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential of securities that could share in the earnings of the Company, similar to fully diluted earnings per share. Basic and diluted loss per share was the same in 2009 and 2008. Although there were common stock equivalents of 1,227,864 shares and zero shares outstanding at December 31, 2009 and 2008, respectively, consisting of stock options and convertible Series A Preferred Stock; they were not included in the calculation of earnings per share because they would have been anti-dilutive.

Stock-Based Compensation

DMI accounts for share based payments by recognizing compensation expense based upon the estimated fair value of the awards on the date of grant. DMI determines the estimated grant fair value using the Black-Scholes option pricing model and recognizes compensation costs ratably over the vesting period using the straight-line method.

Research and Development

Research and development costs are expensed as incurred and totaled $1,070,370 and $0 for 2009 and 2008.

Fair Value of Financial Instruments

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy established by GAAP prioritizes the inputs into valuation techniques used to measure fair value. Accordingly, the Company uses valuation techniques that maximize the use of observable inputs when determining fair value. The three levels of the hierarchy are as follows:

Level 1:	Inputs that reflect unadjusted quoted prices in active markets that are accessible to us for identical assets or liabilities;

Level 2:	Inputs include quoted prices for similar assets and liabilities in active or inactive markets or that are observable for the asset or liability either directly or indirectly; and

Level 3:	Unobservable inputs that are supported by little or no market activity.

DMI has no assets or liabilities that were measured using quoted prices for similar assets and liabilities or significant unobservable inputs (Level 2 and Level 3 assets and liabilities) as of December 31, 2009. DMI’s financial instruments include cash and cash equivalents, prepaid expenses, accounts payable, accrued salaries and accrued interest payable. The carrying amounts of these financial instruments approximate their fair value due to their short maturities. The carrying value of cash held in money market funds totaling $69,357 as of December 31, 2009 is included in cash and cash equivalents on the Balance Sheet and approximates market values based on quoted market prices, or Level 1 Inputs.

7

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 2 – Income Taxes

DMI’s effective tax rate differs from the U.S. federal corporate income tax rate for 2009 of 34% as follows:

Statutory rate	(34.0)%
State income taxes, net of federal income tax impact	(3.3)
Research and development credits	4.5
Increase in valuation allowance	32.8

Effective tax rate	0.0%

As of December 31, 2009, DMI provided a full valuation allowance against the deferred tax asset based on the weight of available evidence, both positive and negative, including the DMI’s operating loss, which indicated that it is more likely than not that such benefits will not be realized.

Deferred tax assets comprised of the following:

Deferred tax assets
Net operating loss and credit carryforwards	$494,000
Research and development credits	67,748
Accrued liabilities	22,000

Total deferred tax asset	583,748
Valuation allowance	(583,748)

Net deferred tax asset	$—

As of December 31, 2009, DMI had an available net operating loss (NOL) carry forward of approximately $1,422,000 for federal and state purposes, expiring in 2029, and research and development credit carryforwards of approximately $67,000. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in limitations on the amount of the NOL carryforwards which can be utilized in future years.

The Company classifies penalty and interest expense related to income tax liabilities as general and administrative expense and therefore is recognized in the statement of operations.

The Company files tax returns in the United States and in the state of Colorado. The tax years since inception remain open to examinations by the major taxing jurisdictions to which the Company is subject.

Income taxes for 2008 were immaterial.

8

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 3 – Related Party Notes Payable

As of December 31, 2009, DMI had $100,000 in notes payable to DMI’s founder and $100,000 payable to DMI BioSciences, Inc (BioSciences). The related party notes payable are unsecured, bear interest at 6% and mature on April 30, 2010. The Company accrued interest on these notes of $1,414 and $0 in 2009 and 2008, respectively.

Note 4 – Equity

Capital Transactions

DMI issued 1,080,000 shares of Common Stock to its founder in December 2008 at a value of $.001 per share.

DMI issued 3,500,000 shares of Common Stock to BioSciences, an entity under common control, in April 2009 in connection with an Asset Purchase Agreement. Under the terms of the agreement, DMI acquired office and lab equipment, cell lines and intellectual property including patents and license agreements, while the Company valued those assets in excess of $300,000, for financial reporting purposes the assets and liabilities have been recorded at predecessor cost. In conjunction with the asset purchase, DMI recorded a distribution of $252,015 to reflect liabilities assumed. Included in the assumed liabilities was a $200,000 note payable to DMI’s founder. The note payable was converted into 163,934 shares of Series A preferred stock at a value of $1.22 per share.

DMI issued 7,350,000 shares of restricted Common Stock to its directors, officers and employees in exchange for $7,350 in cash in April 2009. The restricted common stock is subject to vesting as set forth below.

DMI issued 913,930 shares of Series A Preferred Stock in April and May 2009 in exchange for $1,115,020 in cash.

DMI received $170,002 in December 2009 in connection with a private placement for the purchase of 97,144 shares of common stock. DMI had not issued the shares as of December 31, 2009 and has therefore recorded the proceeds as a liability. The shares are expected to be issued subsequent to December 31, 2009.

Restricted Common Stock

Total shares of 7,350,000 sold to DMI’s employees are restricted. One third of the restricted shares vested on the date of grant, April 17, 2009. The remaining two thirds vest on a monthly basis between the second and fourth anniversaries of the date of grant. Vesting is subject to acceleration upon achieving certain milestones.

Series A Preferred Stock

The holders of the Series A Preferred Stock have rights and preferences summarized as follows. See also subsequent events (Note 7).

9

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 4 – Equity (continued)

Series A Preferred Stock (continued)

Dividends

The Series A Preferred Stock carries an 8% non-cumulative dividend.

Conversion

The Series A Preferred Stock is convertible to Common Stock on a 1 for 1 basis at the option of the Series A Preferred Shareholders. The Series A Preferred Stock automatically converts to Common Stock on any public offering, any merger with a publicly traded shell corporation, or with the consent of holders of a majority of the Series A Preferred Stock.

Liquidation Preference

The Series A Preferred Stockholders are entitle to receive $1.22 per share (as adjusted for stock splits) plus declared but unpaid dividends prior to any distribution to the holders of the Common Stock.

Voting

The Series A Preferred Stockholders are entitled to vote on an as-if converted to Common Stock basis.

Protective Provisions

As long as 20% of the Series A Preferred Stock remains outstanding, the consent of the holders of a majority of the Series A Preferred Stock will be required to amend the certificate of incorporation or bylaws, declare any dividend or redeem any shares, or sell the company.

Equity Incentive Plan

DMI adopted the 2009 Equity Incentive Plan (the Plan) during 2009. Under the Plan, DMI may issue stock awards to employees, directors and consultants. DMI is authorized to grant up to 550,000 shares of stock awards. Pricing and vesting are determined by the board of directors and, and awards are evidenced by an award agreement extended to the recipient. Stock options generally vest over four years and terminate 10 years from the date of grant. See Subsequent Events (Note 6).

10

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 5 – Related Party Transactions

DMI entered into as Asset Purchase Agreement during 2009 with BioSciences. Under the Asset Purchase Agreement, DMI acquired office and lab equipment, cell lines and intellectual property including patents and license agreements and assumed liabilities as set forth in Note 5 – Equity. This transaction was accounted for as a reverse merger and the assets acquired and liabilities assumed were recorded at predecessor cost. The assets had $0 carrying value on the predecessor financial statements and liabilities totaled $252,015. In conjunction with the Asset Purchase Agreement, the parties entered into a Royalty Agreement which granted DMI with a 10% revenue royalty based upon license revenue that BioSciences receives, subject to DMI committing to additional funding.

BioSciences paid operating expenses on behalf of DMI, and funds have been advanced and repaid between DMI and BioSciences during 2009. Disbursements to BioSciences during 2009, including prepayment of liabilities assumed under the Asset Purchase Agreement totaled $111,943. BioSciences owed $7,261 to DMI in a short-term non-interest bearing advance at December 31, 2009.

DMI entered into a number of financing transactions with related parties as set forth in Note 3 – Related Party Notes Payable and Note 5 – Equity.

DMI has a Sponsored Research Agreement with Trauma Research LLC (TRLLC), a related for-profit research organization. Under the terms of the Sponsored Research Agreement, DMI is to provide personnel and equipment with an equivalent value of $263,750 per year and to make monthly equipment rental payments of $7,236 on behalf of TRLLC. In exchange, TRLLC will assign any intellectual property rights it develops under the Sponsored Research Agreement. The Sponsored Research Agreement expires in 2014 and may be terminated by either party on six months notice or immediately if either party determines that the other is not fulfilling its obligations under the agreement. There were no outstanding liabilities related to the Sponsored Research Agreement at December 31, 2009.

DMI has license agreements with the Institute for Molecular Medicine, Inc. a related nonprofit research organization. The license agreements were assigned to DMI as a part of the Asset Purchase Agreement with BioSciences. Under the license agreements, DMI pays the costs associated with maintaining intellectual property subject to the license agreements. In return, DMI is entitled to deduct twice the amounts it has paid to maintain the intellectual property from any amounts that may become due to the Institute for Molecular Medicine, Inc. under the license agreements, if and when the intellectual property becomes commercially viable and generates revenue. DMI paid $53,000 during 2009 in legal and patent fees to maintain the intellectual property of the Institute for Molecular Medicine, Inc.

Note 6 – Subsequent Events

On January 12, 2010, DMI entered into a consulting agreement with Redwood Consultants, LLC for a term of twelve months, pursuant to which DMI issued 815,000 restricted shares of common stock as consideration for advisory and consulting services to be provided.

11

DMI LIFE SCIENCES, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 6 – Subsequent Events (continued)

During January 2010, DMI received $1,457,387 in proceeds from the sale of common stock under a private placement memorandum. DMI will issue 832,793 shares of common stock in exchange for these proceeds and in satisfaction of $170,002 in common stock liability outstanding at December 31, 2009 upon completion of the offering. The shares have par value of $.001 per share and are valued at $1.75 per share.

On March 2, 2010, we entered into an Agreement and Plan of Merger, or the Merger Agreement, with Chay Acquisitions, Inc., a public company. Chay Acquisitions was merged into DMI and DMI, as the Surviving Corporation, became a wholly-owned subsidiary of Chay. We issued 15,070,657 shares of our common stock to acquire DMI, which resulted in the stockholders of DMI owning approximately 95.7% of our outstanding common stock after the consummation of the Merger and before taking into account the issuance of 1,325,000 additional shares of our common stock described below.

Under the terms of the Merger Agreement, as a condition precedent to closing, DMI entered into a share purchase agreement. The share purchase agreement called for DMI to purchase a total of 263,624 shares of Chay’s common stock from the Chay Control Shareholders for a purchase price of $184,000.

As a further condition to Closing and pursuant to the Merger Agreement, we and the Chay Control Shareholders entered into a Securities Put and Guarantee Agreement, or the Put Agreement. The Put Agreement provides that if DMI is not successful in obtaining a minimum of $5.0 million in financing, by a date which is 150 days after the Closing, the Chay Control Shareholders will have the right to put back to DMI all of the Chay common stock then owned by the Chay Control Shareholders for a put price of $250,000, subject to adjustment. Under the Put Agreement, the Guarantors agreed to jointly guarantee the payment of the put price by DMI if the put right becomes exercisable in accordance with its terms. In addition, DMI agreed to place in escrow a cash deposit of $125,000 that will be paid to the Chay Control Shareholders in the event the put right becomes exercisable by its terms. If paid to the Chay Control Shareholders in accordance with the escrow agreement, such payment will reduce the amount then owed by the Guarantors to the Chay Control Shareholders.

Immediately prior to the Closing, Chay accepted subscriptions for an aggregate of 1,325,000 shares of common stock from six officers and employees of DMI, for a purchase price of $150,000. DMI made advances to the six officers and employees in the aggregate amount of $150,000 to facilitate the share purchases by the six purchasers. These shares were issued immediately before the Closing.

At the time of merger, the Stockholders adopted a stock plan, which reserves up to 2,500,000 shares of common stock for issuance to their officers, directors, employees and consultants through various means, including incentive stock options, not-qualified stock options, restricted stock grants, and other forms of equity equivalents.

12

DMI BIOSCIENCES ASSETS SOLD

Financial Statements

and

Independent Auditors’ Report

April 15, 2009 and September 30, 2008

DMI BIOSCIENCES ASSETS SOLD

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

DMI BioSciences Assets Sold

Denver, Colorado

We have audited the accompanying balance sheets of DMI BioSciences Assets Sold. (“BioSciences”) as of April 15, 2009 and September 30, 2008, and the related statement of operations, statements of parents investment, and cash flows for the periods then ended. These financial statements are the responsibility of BioSciences’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMI BioSciences Assets Sold as of April 15, 2009 and September 30, 2008, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

March 8, 2010

Denver, Colorado

DMI BIOSCIENCES ASSETS SOLD

Balance Sheets

	April 15, 2009	September 30, 2008
Assets
Assets
Property and equipment, net	$—	$19,296

Total assets	$—	$19,296

Liabilities and Contribution from Parent

Current liabilities
Accrued liabilities	$48,515	$—
Accrued interest	3,740	534
Notes payable	200,000	75,000

Total current liabilities	252,255	75,534

Contribution from Parent
Contribution from parent	1,160,648	897,978
Deficit accumulated	(1,572,891)	(954,216)

Net contribution from Parent	(252,255)	(56,238)

Total liabilities and contribution from Parent	$—	$19,296

See notes to financial statements.

2

DMI BIOSCIENCES ASSETS SOLD

Statement of Operations

	Period from September 30, 2008 through April 15, 2009	Year Ended September 30, 2008
Revenue	$53,750	$50,000

Expenses
Research and development	499,246	879,844
General and administrative	9,451	123,838

Total operating expenses	508,697	1,003,682

Other income (expense)
Interest income	—	—
Interest expense	3,740	534

Total other income (expense)	3,740	534

Net loss	$(458,687)	$(954,216)

See notes to financial statements.

3

DMI BIOSCIENCES ASSETS SOLD

Statement of Contribution from Parent

	Contribution from Parent	Accumulated Deficit	Total Net Assets
Balance – September 30, 2007	$194,880	$—	$194,880
Contribution from parent	703,098	—	703,098
Net loss	—	(954,216)	(954,216)

Balance – September 30, 2008	897,978	(954,216)	(56,238)
Contribution from parent	262,670	—	262,670
Net loss	—	(458,687)	(458,687)

Balance – April 15, 2009	$1,160,648	$(1,412,903)	$(252,255)

See notes to financial statements.

4

DMI BIOSCIENCES ASSETS SOLD

Statements of Cash Flows

	Period from September 30, 2009 to April 15, 2009	Year Ended September 30, 2008
Cash flows from operating activities
Net loss	$(458,687)	$(954,216)
Adjustments to reconcile net loss to cash used in operating activities
Loss on disposal of assets	—	140,680
Depreciation	19,296	34,904
Increase in accounts payable	48,515	—
Increase in accrued interest	3,206	534

Net cash used in operating activities	(387,670)	(778,098)

Cash used in financing activities
Proceeds from note	125,000	75,000

Net cash provided by financing activities	125,000	75,000

Cash used in investing activities
Contribution from parent	262,670	703,098

Net cash used in investing activities	262,670	703,098

Net change in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

See notes to financial statements.

5

DMI BIOSCIENCES ASSETS SOLD

Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies

Business and Basis of Financial Statement Presentation

On April 16, 2009, DMI Life Sciences, Inc. (“Life Sciences”) entered into an Asset Purchase Agreement with DMI BioSciences (“BioSciences”) to purchase certain assets and assume certain liabilities (“Assets sold”). Under the Asset Purchase Agreement, BioSciences sold office and lab equipment, cell lines and intellectual property, including patents and license agreements, and relinquished certain liabilities to Life Sciences in exchange for 3,500,000 shares of common stock of Life Sciences. In conjunction with the Asset Purchase Agreement, the parties entered into a Royalty Agreement which granted Life Sciences with a 10% revenue royalty based upon license revenue that BioSciences receives, subject to Life Sciences committing to additional funding.

Basis of Presentation

The accompanying financial statements contain financial information related to the Assets sold, which closed on April 16, 2009. Historically, financial statements have not been prepared for the Assets sold, as they were not held in a separate legal entity nor segregated within BioSciences as a division. The accompanying carve-out financial statements present the statements of financial position of the Assets sold and the statement of operations and cash flows of the Assets sold for inclusion in Life Sciences Form 8-K filing for purposes of complying with the rules and regulations of the Securities and Exchange Commission. These statements include only those assets, liabilities and related operations of the Assets sold and exclude all other assets, liabilities and operations of BioSciences. The accompanying carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using allocations and estimates where data is not maintained on a specific basis within the books and records. Allocations were based primarily on the percentage of expenses related to the research and development of the intellectual property transferred as compared to the expenses incurred for BioSciences other activities, adjusted when needed based on facts and circumstances where a more specific allocation was deemed more appropriate. Due to the significant amount of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Assets sold in the future or what its operations, cash flows and financial positions would have been had the Assets sold been operated on a stand-alone basis during the periods presented. These financial statements do not include a carve-out for cash as the operations have historically been funded by BioSciences.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6

DMI BIOSCIENCES ASSETS SOLD

Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years or, for leasehold improvements, the term of the related lease.

Patents and Patent Applications

Costs of establishing patents consisting of legal fees paid to third parties are expensed as incurred until such time as the patent is deemed viable and will produce a source of revenue.

Research and Development

Research and development cost are expensed as incurred.

Impairment of Long-Lived Assets and Assets to Be Disposed Of

Long-lived assets and certain identifiable intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is generally measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There has been no impairment loss recognized during the periods ended September 30, 2008 or April 15, 2009.

Revenue Recognition

Revenues from royalties are recognized when all of the following criteria have been met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price is fixed or determinable, and (d) collectability is reasonably assured.

7

DMI BIOSCIENCES ASSETS SOLD

Notes to Financial Statements

Note 2 - Debt

In September of 2008, a note demand was made to BioSciences, with no set maturity date from an unrelated third party for $75,000 bearing interest at 10%. This obligation increased to $200,000 as of April 16, 2009 and was transferred as part of the Assets sold.

Note 3 - Related Party Transactions

BioSciences has a Sponsored Research Agreement with Trauma Research LLC (“TRLLC”), a related it research organization. Under the terms of the Sponsored Research Agreement, BioSciences was to provide personnel and equipment with an equivalent value of $600,000 per year and to make monthly equipment rental payments of $7,236 on behalf of TRLLC. In exchange, TRLLC will assign any intellectual property rights it develops. The Sponsored Research Agreement expires in 2014 and may be terminated by either party on six months notice or immediately if either party determines that the other is not fulfilling its obligations under the agreement. There were no outstanding liabilities related to the Sponsored Research Agreement at September 30, 2008 and the seven months ended April 15, 2009. The obligations under this agreement were transferred through issuance of a new agreement between TRLLC and Life Sciences.

BioSciences has license agreements with the Institute for Molecular Medicine, Inc. a related nonprofit research organization. Under the license agreements, BioSciences paid the costs associated with maintaining intellectual property subject to the license agreements. In return, BioSciences was entitled to deduct twice the amounts it has paid to maintain the intellectual property from any amounts that may become due to the Institute for Molecular Medicine, Inc. under the license agreements, if and when the intellectual property becomes commercially viable and generates revenue. BioSciences paid $0 and $15,227 during the seven months ended April 15, 2009 and twelve months ended September 20, 2008, respectively, in legal and patent fees to maintain the intellectual property of the Institute of Molecular Medicine, Inc. These costs are included in the accompanying financial statements as this contract was assumed by Life Sciences as part of the Assets sold.

Note 4 - Subsequent Events

Operating expenses were paid on behalf of DMI, and funds have been advanced and repaid between Life Sciences and the Company during 2009. Receipts from Life Sciences during 2009, including prepayment of liabilities assumed under the Asset Purchase Agreement totaled $111,943. Life Sciences owed $7,261 to the Company in a short-term non-interest bearing advance at December 31, 2009.

8

Pro Forma Unaudited Consolidated statement of Operations

For the Year ended December 31, 2009

	Chay Year Ended December 31, 2009 (unaudited)	Adjustments for the Sale of Assets		DMI Year Ended December 31, 2009	Pro Forma Combined
Expenses
Research and development	—	—		1,070,370	1,070,370
General and administrative	21,872	(21,872)	(1)	441,135	441,135

Total operating expenses	21,872	(21,872)		1,511,505	1,511,505

Other income (expense)
Interst income	—	—		1,091	1,091
Interst expense	(4,179)	4,179	(1)	(1,414)	(1,414)

Total other income (expense)	(4,179)	4,179		(323)	(323)

Net Loss	$26,051	$(26,051)		$1,511,828	$1,511,828

Weighted average number of common shares outstanding	929,718	—		8,787,650	17,061,752

Basic and diluted net loss per common share	$0.03	—		$0.17	$0.09

Pro Forma Consolidated Balance sheet Data as of December 31, 2009

	Chay	DMI LifeSciences	Adjustments for Assets and Liabilities not acquired		Pro forma Adjustments		Pro Forma Combined
Current Assets
Cash	$527	$71,983	$(527)	(1)	$150,183	(2)	$1,050,551
					1,287,385	(3)
					(184,000)	(6)
					(150,000)	(2)
					(125,000)	(2)
Restricted Cash					125,000	(2)	$125,000
Prepaid expenses	—	7,036	—		—		7,036
Related party receivable	—	7,261	—				7,261

Total current assets	527	86,280	(527)		1,103,568		1,189,848

Investments in real estate
Fall River County	30,154	—	(30,154)	(1)	—		—

Total non-current assets	30,154	—	(30,154)		—		—

Total assets	$30,681	$86,280	$(30,681)		$1,103,568		$1,189,848

Current liabilities
Accounts payable	4,602	79,446	(4,602)	(1)	—		79,446
Accrued salaries	—	73,391	—		—		73,391
Accrued real estate taxes	1,201	—	(1,201)	(1)	—		—
Accrued interest payable, related parties	7,628	1,414	(7,628)	(1)	—		1,414
Advances payable, related parties	9,078	—	(9,078)	(1)	—		—
Related parties notes payable	78,087	200,000	(78,087)	(1)	—		200,000
Common stock put option	—	—	—		250,000	(7)	250,000

Total current liabilities	100,596	354,251	(100,596)		250,000		604,251

Total liabilities	100,596	354,251	(100,596)		250,000		604,251

Stockholder' equity
Common stock subscribed	—	170,002			(170,002)	(5)	—
Note receivable, stockholders	—	—			(150,000)	(2)	(150,000)
Preferred stock, no par value	—	—					—
Series A Preferred stock, $.001 par value	—	1,078			(1,078)	(4)	—

Common stock, no par value	30,418	—	(30,418)	(1)	150,183	(2)	2,500,520
					2,600,337	(5)
					(250,000)	(7)

Common stock, $.001 par value	—	11,930			1,078	(4)	—
					1,457	(3)
					(14,465)	(5)

Additional paid in capital	—	1,313,942			1,285,928	(3)	—
					(2,415,870)	(5)
					(184,000)	(6)
Accumulated deficit to July 31, 2001	(1,790)	—	1,790	(1)			—
Deficit accumulated during the development stage	(98,543)	(1,764,923)	98,543	(1)			(1,764,923)

Total shareholders' equity (deficit)	(69,915)	(267,971)	69,915		853,568		585,597

Total liabilities and shareholders' equity (deficit)	$30,681	$86,280	$(30,681)		$1,103,568		$1,189,848

Notes to Pro Forma Consolidated Financial Information

(1)	to remove the assets and liabilities not assumed in the merger
(2)	to reflect the sale of 1,325,000 shares common stock in Chay Enterprises between December 31, 2009 and March 2, 2010 for $150,183 which was funded by a note from DMI Life Sciences. In addition DMI Life Sciences put $125,000 into escrow as a condition of the merger agreement.
(3)	to reflect the sale of 735,649 shares of common stock in DMI Life Sciences for $1,287,385 in cash between January 1, 2010 and March 2, 2010, and the issuance of shares for common stock subscribed prior to December 31, 2009.
(4)	to convert the Preferred stock to common stock based upon the automatic conversion feature triggered due to the merger of Chay and DMI Life Sciences
(5)	to reflect the merger of Chay and DMI Life sciences through the issuance of 15,070,657 shares of common stock of Chay
(6)	to reflect the payment of $184,000 to Chay shareholders for the merger transaction for the redemption of DMI acquiring 263,624 shares of common stock
(7)	to reflect the $250,000 put option held by the Chay shareholders which was a condition of the merger transaction

CHAY ENTERPRISES, INC. AND

DMI LIFE SCIENCES, INC.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Explanatory Notes

The unaudited pro forma financial data set forth below at and for the year ended December 31, 2009 is based upon Chay’s historical financial statements, adjusted to give effect to:

•	The transaction with DMI Life Sciences, Inc. and

•	The contemporaneous sale of the corporation to the purchasing corporation.

On March 2, 2010, we entered into an Agreement and Plan of Merger with Chay Acquisitions, Inc., a public company. Chay Acquisitions was merged into DMI and DMI, as the Surviving Corporation, became a wholly-owned subsidiary of Chay. We issued 15,070,657 shares of our common stock to acquire DMI, which resulted in the stockholders of DMI owning approximately 95.7% of our outstanding common stock after the consummation of the Merger and before taking into account the issuance of 1,325,000 additional shares of our common stock sold to management of DMI.

Under the terms of the Merger Agreement, as a condition precedent to closing, DMI entered into a share purchase agreement which called for DMI to purchase a total of 263,624 shares of Chay’s common stock from the Chay Control Shareholders for a purchase price of $184,000 which represents the cost and efforts the Control Shareholders incurred in establishing and maintaining Chay.

As a further condition to Closing and pursuant to the Merger Agreement, we and the Chay Control Shareholders entered into a Securities Put and Guarantee Agreement, or the Put Agreement. The Put Agreement provides that if DMI is not successful in obtaining a minimum of $5.0 million in financing, by a date which is 150 days after the Closing, the Chay Control Shareholders will have the right to put back to DMI all of the Chay common stock then owned by the Chay Control Shareholders for a put price of $250,000, subject to adjustment. Under the Put Agreement, the Guarantors agreed to jointly guarantee the payment of the put price by DMI if the put right becomes exercisable in accordance with its terms. In addition, DMI agreed to place in escrow a cash deposit of $125,000 that will be paid to the Chay Control Shareholders in the event the put right becomes exercisable by its terms. If paid to the Chay Control Shareholders in accordance with the escrow agreement, such payment will reduce the amount then owed by the Guarantors to the Chay Control Shareholders.

Immediately prior to the Closing, Chay accepted subscriptions for an aggregate of 1,325,000 shares of common stock from six officers and employees of DMI, for a purchase price of approximately $150,000. DMI made advances to the six officers and employees in the aggregate amount of $150,000 to facilitate the share purchases by the six purchasers.

The pro forma financial information at and for the year ended December 31, 2009 has been developed from Chay’s audited financial statements and DMI Life Sciences, Inc. audited financial statements, and the notes to those financial statements, which are included elsewhere in this document.

The unaudited pro forma consolidated financial data is provided for illustrative purposes only and does not purport to represent what Chay’s actual consolidated results of operations or Chay’s financial position would have been had the transaction and corporation sale occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial data is based on preliminary estimates and various assumptions that DMI Life Sciences, Inc., and Chay believe are reasonable in these circumstances. Because the former stockholders of DMI Life Sciences, Inc., will own approximately 96% of the combined company on completion of the exchange, calculated on a fully diluted basis and Chay is selling its existing operations in conjunction with the transaction, the transaction and corporation sale will be accounted for as a recapitalization through a reverse acquisition, with no goodwill or other intangibles recorded. As such, the pro forma financial information reflects the historical financial information of DMI Life Sciences, Inc. and the remaining assets of Chay brought over at historical cost. Costs of the transaction will be charged to operations. Chay does not anticipate that any cost savings, revenue enhancements or synergies will be realized in connection with the transaction and corporation sale. The unaudited pro forma financial statements reflect the DMI Life Sciences, Inc. accounting policies, as those accounting policies will govern DMI Life Sciences Inc.’s accounting after the transaction and corporation sale.

The summary consolidated statement of operations data for the year ended December 30, 2009 gives effect to the transaction and corporation sale as if each had occurred on January 1, 2008.